Exhibit 99.1

ESPORTS ENTERTAINMENT GROUP, INC.

INDEX TO THE FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm (PCAOB ID 688)	F-2

Report of Independent Registered Public Accounting Firm (PCAOB ID 711)	F-5

Consolidated Balance Sheets as of June 30, 2022 and 2021	F-6

Consolidated Statements of Operations for the years ended June 30, 2022 and 2021	F-7

Consolidated Statements of Comprehensive Loss for the years ended June 30, 2022 and 2021	F-8

Consolidated Statements of Changes in 10% Series A Cumulative Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended June 30, 2022 and 2021	F-9

Consolidated Statements of Cash Flows for the years ended June 30, 2022 and 2021	F-10

Notes to Consolidated Financial Statements	F-12

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Esports Entertainment Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Esports Entertainment Group, Inc. (the “Company”) as of June 30, 2022, the related consolidated statements of operations, comprehensive loss, changes in 10% series A cumulative redeemable convertible preferred stock and stockholders’ equity (deficit) and cash flows for the year ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company’s significant accumulated deficit as of June 30, 2022, and recurring losses from operations and negative cash flows from operating activities, as well as the Company’s noncompliance with debt covenants of its senior convertible note at the balance sheet date, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter - Adjustments for Reverse Stock Split

The consolidated financial statements of the Company as of June 30, 2021 were audited by another auditor. As described in Note 2, the Company adjusted all shares and per share data in the periods presented for the February 2023 reverse stock split (the “Reverse Stock Split”). We audited the adjustments to retrospectively apply the effects of the Reverse Stock Split in the June 30, 2021 consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the June 30, 2021 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the June 30, 2021 consolidated financial statements taken as a whole.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Fair value measurement of contingent consideration and intangible assets acquired related to the acquisition of the business-to-consumer operations of Bethard Group Limited (hereafter “Bethard”)

Description of the Matter

As described in Notes 2 and 3 to the consolidated financial statements, on July 13, 2021, the Company completed the acquisition of the business-to-consumer operations of Bethard for total consideration of approximately $26.8 million, which included $6.7 million in contingent consideration, and resulted in approximately $18.1 million of intangible assets being recorded. The Company accounts for business combinations using the acquisition method, which requires recognition of assets acquired and liabilities assumed at their respective fair values at the date of acquisition. The contingent consideration is estimated using an income approach, which is based on a contractual amount owed based on projected revenues. The fair values of intangible assets acquired are typically estimated using an income approach, which is based on the present value of future discounted cash flows or cost based methods based on estimated costs to construct an asset. Management applied significant judgment in estimating the fair value of the contingent consideration and intangible assets acquired, which involved the use of significant estimates and assumptions with respect to the rate of future revenue growth, profitability of the acquired business and the discount rate, among other factors.

The principal considerations for our determination that performing procedures relating to the fair value measurement of the contingent consideration and intangible assets acquired related to the acquisition of Bethard is a critical audit matter are (i) the significant judgment by management, including the use of specialists, when estimating the fair values of intangible assets acquired; (ii) a high degree of auditor judgment and subjectivity in performing procedures relating to the fair value measurement of intangible assets acquired; (iii) the significant audit effort in evaluating the reasonableness of the significant assumptions relating to the rate of future revenue growth and profitability of the acquired business and the discount rate; and (iv) the audit effort involved the use of professionals with specialized skill and knowledge.

How We Addressed the Matter in Our Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included identifying and evaluating the design of controls relating to the acquisition accounting, including controls over management’s valuation of the intangible assets acquired and contingent consideration, and controls over the development of the valuation models, as well as the significant assumptions related to the rate of future revenue growth and profitability of the acquired business and the discount rate, and the costs to create an asset. These procedures also included, among others, (i) reading the purchase agreement; and (ii) testing management’s process for estimating the fair values of the intangible assets acquired and contingent consideration. Testing management’s process included evaluating the appropriateness of the valuation method, testing the completeness and accuracy of data provided by management, and evaluating the reasonableness of significant assumptions related to the rate of future revenue growth, profitability of the acquired business and the discount rate, and the estimated costs to construct the asset. Evaluating the reasonableness of the rate of future revenue growth and the profitability of the acquired business involved considering the historical performance of the acquired businesses and market comparable information, as well as economic and industry forecasts. The reasonableness of the discount rate was evaluated by considering the cost of capital of comparable businesses and other industry factors. Professionals with specialized skill and knowledge were used to assist in the evaluation of the appropriateness of the discounted cash flow models and the reasonableness of the discount rate.

Impairment assessments of goodwill and long-lived assets

Description of the Matter

As described in Notes 2 and 7 to the consolidated financial statements, the Company reviews goodwill on an annual basis for impairment, or when events and circumstances indicate that the asset might be impaired. Additionally, the Company reviews long-lived assets, such as property and equipment, intangible assets subject to amortization, and right-of-use assets on operating leases for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. The Company’s evaluation of goodwill for impairment involves the comparison of the fair value of each reporting unit to its carrying value, and impairment is recognized in the amount by which the carrying value exceeds the fair value. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If these assets are determined to be impaired, the amount of impairment recognized is the amount by which the carrying amount of the assets exceeds their fair value. Fair value amounts are estimated by management using discounted cash flow models. Management’s cash flow models included significant judgements and assumptions relating to future cash flows, growth rates and discount rates. The Company’s consolidated goodwill and long-lived assets balances were approximately $22.3 million and $30.6 million respectively at June 30, 2022. Based on the results of the impairment assessment, management recorded impairment of the Company’s goodwill and long-lived assets of approximately $46.5 million for the year ended June 30, 2022.

F-3

The principal considerations for our determination that performing procedures relating to the impairment assessments of goodwill and long-lived assets is a critical audit matter are (i) the significant judgement required by management when developing the fair values of the reporting units; and (ii) a high degree of auditor judgement, subjectivity and effort in performing procedures to evaluate management’s significant assumptions, including future cash flows, growth rates and discount rates.

How We Addressed the Matter in Our Audit

Addressing the matter involved performing procedures and evaluating audit evidence, in connection with forming our overall opinion on the consolidated financial statements. These procedures included evaluating the design effectiveness of controls relating to management’s goodwill and long-lived asset impairment assessments, including controls over the determination of the fair values of the reporting units or assets, and future undiscounted cash flows used to determine if long-lived assets are recoverable. These procedures also included, among others, (i) testing management’s process for developing the fair value estimates of the reporting units or assets; (ii) evaluating the appropriateness of the underlying discounted and undiscounted cash flow models; (iii) testing the completeness and accuracy of underlying data used in the models; and (iv) evaluating the reasonableness of the significant assumptions used by management, including the future cash flows, growth rates and discount rates. Evaluating management’s significant assumptions related to future cash flows, growth rates and the discount rates involved, with the assistance of valuation specialists employed by us, evaluating whether the assumptions used by management were reasonable considering (i) the historical performance of the reporting units; (ii) the consistency with external market data and industry forecasts; and (iii) sensitivities over significant inputs and assumptions.

Fair value of derivative and warrant liabilities

Description of the Matter

As described in Notes 2, 12 and 18 to the consolidated financial statements, the Company issued a convertible note with detachable warrants that required management to assess whether the detachable warrants should be accounted for as a liability and whether the conversion feature of the convertible debt required bifurcation and separate valuation as a derivative liability. These instruments were determined to be liabilities and are classified as Level 3 as they contain one or more inputs to valuation which are unobservable and significant to their fair value measurement. The Company utilized valuation specialists to develop the valuation models and unobservable inputs to estimate fair value of these instruments. As of June 30, 2022, the fair values of the warrant and derivative liabilities were approximately $0.1 million and $9.4 million respectively.

The principal considerations for our determination that performing procedures relating to these instruments is a critical audit matter are (i) the significant judgment and estimation by management in determining the inputs to estimate fair value, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and in evaluating audit evidence obtained related to the fair value of these consolidated financial instruments, and (ii) the audit effort involved the use of professionals with specialized skill and knowledge.

How We Addressed the Matter in Our Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included evaluating the design of controls relating to the Company’s determination of the fair value. These procedures also included, among others, the involvement of professionals with specialized skill and knowledge to assist in developing an independent estimate of fair value of these financial instruments and comparing management’s estimate to the independently developed estimate of fair value. Developing the independent estimate involved testing the completeness and accuracy of data provided by management, developing independent inputs and, as appropriate, evaluating and utilizing management’s aforementioned unobservable inputs.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum LLP effective September 1, 2022.)

Marlton, New Jersey

April 21, 2023

F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Esports Entertainment Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Esports Entertainment Group, Inc. (the “Company”) as of June 30, 2021, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the year ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review or apply any procedures to the adjustments to retrospectively apply the change in accounting related to the reverse stock split as described in Note 2, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant accumulated deficit as of June 30, 2021, and recurring losses from operations and negative cash flows from operating activities, as well as the uncertainty related to the Company’s ability to comply with the financial covenants of its senior convertible note, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor from 2020 to 2022.

Marlton, New Jersey

October 13, 2021

F-5

Esports Entertainment Group, Inc.

Consolidated Balance Sheets

	June 30, 2022	June 30, 2021

ASSETS

Current assets
Cash	$2,517,146	$19,917,196
Restricted cash	2,292,662	3,443,172
Accounts receivable, net	304,959	136,681
Receivables reserved for users	2,941,882	2,290,105
Other receivables	372,283	658,745
Prepaid expenses and other current assets	1,543,053	3,264,344
Total current assets	9,971,985	29,710,243

Equipment, net	43,925	726,942
Operating lease right-of-use asset	164,288	1,272,920
Intangible assets, net	30,346,489	45,772,555
Goodwill	22,275,313	40,937,370
Other non-current assets	2,062,176	1,315,009

TOTAL ASSETS	$64,864,176	$119,735,039

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$12,344,052	$8,458,689
Liabilities to customers	4,671,287	3,057,942
Deferred revenue	575,097	22,110
Senior convertible note	35,000,000	-
Derivative liability	9,399,620	-
Current portion of notes payable and other long-term debt	139,538	223,217
Operating lease liability – current	364,269	414,215
Contingent consideration	3,328,361	-
Total current liabilities	65,822,224	12,176,173

Senior convertible note, net of unamortized discount	-	6,302,504
Notes payable and other long-term debt	-	221,300
Warrant liability	2,192,730	23,500,000
Deferred income taxes	-	1,870,861
Operating lease liability – non-current	669,286	878,809

Total liabilities	68,684,240	44,949,647

Commitments and contingencies (Note 13)	-

Mezzanine equity:
10% Series A cumulative redeemable convertible preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at June 30, 2022	7,781,380	-

Stockholders’ equity (deficit)
Preferred stock $0.001 par value; 10,000,000 shares authorized	-	-
Common stock $0.001 par value; 500,000,000 shares authorized, 409,229 and 218,961 shares issued and outstanding as of June 30, 2022 and June 30, 2021, respectively	409	219
Additional paid-in capital	144,914,687	122,362,679
Accumulated deficit	(149,140,426)	(46,908,336)
Accumulated other comprehensive loss	(7,376,114)	(669,170)
Total stockholders’ equity (deficit)	(11,601,444)	74,785,392

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$64,864,176	$119,735,039

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Esports Entertainment Group, Inc.

Consolidated Statements of Operations

	Year Ended June 30,
	2022	2021

Net revenue	$58,351,650	$16,783,914

Operating costs and expenses:
Cost of revenue	24,164,661	7,861,317
Sales and marketing	25,728,220	10,038,524
General and administrative	51,321,978	24,610,511
Asset impairment charges	46,498,689	-
Total operating expenses	147,713,548	42,510,352

Operating loss	89,361,898	25,726,438

Other income (expense):
Interest expense	(6,423,039)	(698,973)

Loss on conversion of senior convertible note	(5,999,662)	-
Loss on extinguishment of senior convertible note	(28,478,804)	-
Change in fair value of derivative liability on senior convertible note	(10,882,241)	-
Change in fair value of warrant liability	31,468,270	(1,549,924)
Change in fair value of contingent consideration	2,355,308	(1,748,607)
Other non-operating income (loss), net	(584,466)	(460,328)
Total other income (expense), net	(18,544,634)	(4,457,832)

Loss before income taxes	107,906,532	30,184,270

Income tax benefit (expense)	5,674,442	3,811,536

Net loss	$102,232,090	$26,372,734

Dividend on 10% Series A cumulative redeemable convertible preferred stock	(501,570)	-
Accretion of 10% Series A cumulative redeemable convertible preferred stock to redemption value	(182,046)	-

Net loss attributable to common stockholders	$102,915,706	$26,372,734

Net loss per common share	$(356.27)	$(167.73)
Weighted average number of common shares outstanding, basic and diluted	288,869	157,236

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Esports Entertainment Group, Inc.

Consolidated Statements of Comprehensive Loss

	Year Ended June 30,
	2022	2021

Net loss	$102,232,090	$26,372,734

Other comprehensive loss:
Foreign currency translation loss	6,706,944	669,170

Total comprehensive loss	$108,939,034	$27,041,904

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Esports Entertainment Group, Inc.

Consolidated Statements of Changes in 10% Series A Cumulative Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

For the Years Ended June 30, 2022 and 2021

	10% Series A Cumulative Redeemable						Accumulated	Total
	Convertible Preferred Stock		Common Stock*		Additional paid-in	Accumulated	other comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	capital	Deficit	loss	(Deficit)

Balance as at July 1, 2020	-	$-	112,332	$112	$31,929,612	$(20,535,602)	$-	$11,394,122
Stock issued for Argyll acquisition	-	-	6,500	7	3,802,493	-	-	3,802,500
Stock issued for FLIP acquisition	-	-	1,876	2	2,217,619	-	-	2,217,621
Stock issued for EGL acquisition	-	-	3,556	4	2,791,479	-	-	2,791,483
Stock issued for ggCircuit acquisition	-	-	8,302	8	9,273,203	-	-	9,273,211
Stock issued for Helix acquisition	-	-	5,283	5	5,901,128	-	-	5,901,133
Common stock issued in equity financing, net of issuance costs	-	-	20,000	20	27,339,980	-	-	27,340,000
Stock options and warrant exercises	-	-	55,085	55	34,064,805	-	-	34,064,860
Common stock issued for services	-	-	6,027	6	4,024,740	-	-	4,024,746
Stock based compensation	-	-	-	-	1,017,620	-	-	1,017,620
Foreign exchange translation	-	-	-	-	-	-	(669,170)	(669,170)
Net loss	-	-	-	-	-	(26,372,734)	-	(26,372,734)
Balance as at June 30, 2021	-	$-	218,961	$219	$122,362,679	$(46,908,336)	$(669,170)	$74,785,392

Proceeds from issuance of 10% Series A cumulative redeemable convertible preferred stock	835,950	7,599,334	-	-	-	-	-	-
Accretion of redemption value and issuance costs	-	182,046	-	-	(182,046)	-	-	(182,046)
10% Series A cumulative redeemable convertible preferred stock cash dividend	-	-	-	-	(501,570)	-	-	(501,570)
Common stock and warrants issued in equity financing, net of issuance costs	-	-	150,000	150	3,464,775	-	-	3,464,925
Conversion of senior convertible note	-	-	25,145	25	10,652,623	-	-	10,652,648
Issuance of common stock under the ATM, net of issuance costs	-	-	11,658	12	3,885,097	-	-	3,885,109
Common stock issued upon the exercise of stock options	-	-	140	-	67,479	-	-	67,479
Common stock issued for services	-	-	3,325	3	748,146	-	-	748,149
Stock based compensation	-	-	-	-	4,417,504	-	-	4,417,504
Foreign exchange translation	-	-	-	-	-	-	(6,706,944)	(6,706,944)
Net loss	-	-	-	-	-	(102,232,090)	-	(102,232,090)
Balance as at June 30, 2022	835,950	$7,781,380	409,229	$409	$144,914,687	$(149,140,426)	$(7,376,114)	$(11,601,444)

*	Retrospectively restated for effect of stock split.

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Esports Entertainment Group, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(102,232,090)	$(26,372,734)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	12,026,581	3,416,252
Asset impairment charges	46,498,689	-
Right-of-use asset amortization	506,742	162,545
Stock-based compensation	5,165,653	4,129,726
Deferred income taxes	(5,671,861)	(4,136,258)
Loss on conversion of senior convertible note	5,999,662	-
Loss on extinguishment of senior convertible note	28,478,804	-
Amortization of debt discount and premium	3,389,055	467,504
Change in fair value of warrant liability	(31,468,270)	1,549,924
Change in fair value of contingent consideration	(2,355,308)	1,748,607
Change in the fair value of derivative liability	10,882,241	-
Gain on sale of business	(1,069,262)	-
Other non-cash charges, net	-	2,460
Changes in operating assets and liabilities:
Accounts receivable	(133,968)	76,040
Receivables reserved for users	(624,803)	(2,260,031)
Other receivables	193,224	10,477
Prepaid expenses and other current assets	1,530,812	(2,246,119)
Other non-current assets	161,645	(220,329)
Accounts payable and accrued expenses	5,029,309	4,312,871
Liabilities to customers	1,920,260	672,403
Deferred revenue	552,987	(83,339)
Operating lease liability	213,461	(108,363)
Other, net	-	(4,642)
Net cash used in operating activities	(21,006,437)	(18,883,006)

Cash flows from investing activities:
Cash consideration paid for Bethard acquisition, net of cash acquired	(20,067,871)	-
Cash consideration paid for Lucky Dino, net of cash acquired	-	(28,930,540)
Cash consideration paid for ggCircuit	-	(14,993,977)
Cash consideration paid for Helix	-	(9,964,691)
Cash consideration paid for Argyll, net of cash acquired	-	(728,926)
Cash consideration paid for EGL, net of cash acquired	-	(622,503)
Cash consideration paid for FLIP	-	(100,000)
Proceeds from sale of assets	159,872	-
Purchase of intangible assets	(34,648)	(730,234)
Purchases of equipment	(137,729)	(62,385)
Net cash used in investing activities	(20,080,376)	(56,133,256)
Cash flows from financing activities:
Proceeds from equity financing, net of issuance costs	13,625,925	27,340,000
Proceeds from issuance of 10% Series A cumulative redeemable convertible preferred stock, net of issuance costs	7,599,334	-
Payment of dividends on 10% Series A cumulative redeemable convertible preferred stock	(501,570)	-
Issuance of common stock under the ATM, net of issuance costs	3,885,109	-
Payment of Bethard contingent consideration	(1,016,331)	-
Proceeds from exercise of stock options and warrants, net of issuance costs	67,479	26,584,860
Proceeds from issuance of Senior Convertible Note	-	35,000,000
Payment of debt issuance costs	-	(2,485,000)
Repayment of notes payable and finance leases	(171,661)	(83,659)
Net cash provided by financing activities	23,488,285	86,356,201
Effect of exchange rate on changes in cash and restricted cash	(952,032)	(332,879)
Net increase (decrease) in cash and restricted cash	(18,550,560)	11,007,061
Cash and restricted cash, beginning of year	23,360,368	12,353,307
Cash and restricted cash, end of year	$4,809,808	$23,360,368

F-10

A reconciliation of cash and restricted cash to the consolidated balance sheets follows:

	June 30, 2022	June 30, 2021
Cash	$2,517,146	$19,917,196
Restricted cash	2,292,662	3,443,172
Cash and restricted cash	$4,809,808	$23,360,368

June 30, 2020
Cash	$12,353,307
Restricted cash	-
Cash and restricted cash	$12,353,307

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID FOR:

	June 30, 2022	June 30, 2021
Interest	$2,434,291	$226,517
Income taxes	$(2,581)	$23,433

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Fair value of contingent consideration payable in cash and common stock for Bethard acquisition	$6,700,000	-
Conversion of senior convertible notes to common stock	$10,652,648	-
Accretion of 10% Series A cumulative redeemable convertible preferred stock	$182,046	-
Right-of-use asset obtained in exchange for operating lease obligation	$1,112,960	-
Finance lease asset obtained in exchange for financing lease obligation	$96,018	-
Fair value of warrants issued as debt discount on senior convertible note	$-	$26,680,000
Common stock issued for ggCircuit	$-	$9,273,211
Common stock issued for Helix	$-	$5,901,133
Common stock issued for Argyll	$-	$3,802,500
Fair value of warrants issued for Argyll acquisition	$-	$2,750,076
Settlement of Argyll acquisition warrant liability for common stock	$-	$7,480,000
Common stock issued for EGL at closing	$-	$2,193,833
Settlement of EGL contingent holdback consideration in common stock	$-	$597,650
Common stock issued for FLIP acquisition at closing	$-	$411,817
Settlement of FLIP contingent consideration in common stock	$-	$500,000
Right-of-use assets and liabilities acquired through operating leases	$-	$1,408,942
Equipment acquired through finance lease	$-	$117,979
Share settlement of liabilities to be settled in stock account	$-	$927,855

The accompanying notes are an integral part of these consolidated financial statements.

F-11

Esports Entertainment Group, Inc.

Notes to the Consolidated Financial Statements

June 30, 2022

Note 1 – Nature of Operations

Esports Entertainment Group, Inc. (the “Company” or “EEG”) was formed in the State of Nevada on July 22, 2008 under the name Virtual Closet, Inc., before changing its name to DK Sinopharma, Inc. on June 6, 2010 and then to, VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc.

The Company is a diversified operator of iGaming, traditional sports betting and esports businesses with a global footprint. The Company’s strategy is to build and acquire iGaming and traditional sports betting platforms and use them to grow the esports business whereby customers have access to online tournaments and player-versus-player wagering. On July 31, 2020, the Company commenced revenue generating operations with the acquisition of LHE Enterprises Limited, holding company for Argyll Entertainment (“Argyll”), an online sportsbook and casino operator. On January 21, 2021, the Company completed its acquisition of Phoenix Games Network Limited, the holding company for the Esports Gaming League (“EGL”), and provider of event management and team services, including live and online events and tournaments. On March 1, 2021, the Company completed the acquisition of the operating assets and specified liabilities that comprise the online gaming operations of Lucky Dino Gaming Limited, a company registered in Malta, and Hiidenkivi Estonia OU, its wholly owned subsidiary registered in Estonia (collectively referred to as “Lucky Dino”).

On June 1, 2021, the Company acquired ggCircuit, LLC (“GGC”) and Helix Holdings, LLC (“Helix”). GGC is a business-to-business software company that provides cloud-based management for gaming centers, a tournament platform and integrated wallet and point-of-sale solutions. Helix operated esports centers that provided esports programming and gaming infrastructure. The Helix game center assets in Foxboro, MA and North Bergen, NJ, herein referred to as the “Helix Game Centers” were sold on June 10, 2022. EEG Labs, the analytics platform, and the yet to be released proprietary player-versus-player wagering platform Betground (previously referred to as LanDuel) from the Helix acquisition were retained. On July 13, 2021, the Company completed its acquisition of the online casino and sports book business operating under the brand of Bethard (referred to herein as “Bethard”). The acquisition of Bethard is discussed further in Note 3, Business Combinations.

On January 18, 2023, the Company closed the transaction and sold its Spanish iGaming operations, including its Spanish iGaming license. This disposal is discussed further in Note 21, Subsequent Events.

On February 24, 2023, the Company completed the divestiture of Prozone Limited, containing the Bethard online casino and sportsbook business back to Gameday Group Plc. This disposal is discussed further in Note 21, Subsequent Events.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Effective February 22, 2023 the Company completed a one-for-one-hundred (1-for-100) reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of the Company’s common stock in the consolidated financial statements and related notes refer to the number of shares of common stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented (Note 21).

Reportable Segments

The Company operates two complementary business segments:

EEG iGaming

EEG iGaming includes the Company’s iGaming casino and sportsbook product offerings. Currently, the Company operates the business to consumer segment primarily in Europe.

EEG Games

EEG Games delivers esports entertainment experiences to gamers through a combination of 1) the Company’s proprietary infrastructure software, GGC, which underpins our focus on esports and is a leading provider of local area network (“LAN”) center management software and services, enabling us to seamlessly manage mission critical functions such as game licensing and payments, 2) online tournaments (through the Company’s EGL tournament platform), and 3) player-vs-player wagering (through our yet to be released Betground our proprietary wagering product). Currently, we operate our esports EEG Games business in the United States and Europe.

These segments consider the organizational structure of the Company and the nature of financial information available and reviewed by the chief operating decision maker to assess performance and make decisions about resource allocations.

F-12

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the valuation and accounting for equity awards related to warrants and stock-based compensation, determination of fair value for derivative instruments, the valuation and recoverability of goodwill and intangible assets, the accounting for business combinations, including estimating contingent consideration and allocating purchase price, estimating fair value of intangible assets, as well as the estimates related to accruals and contingencies.

Liquidity and Going Concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company has determined that certain factors raise substantial doubt about its ability to continue as a going concern for a least one year from the date of issuance of these consolidated financial statements.

One such factor considered by the Company is its compliance with certain debt covenants under the terms of the Senior Convertible Note, issued by the Company on February 22, 2022 in the principal amount of $35,000,000 with an outstanding carrying value as of June 30, 2022. The Company has not maintained compliance with certain debt covenants and is currently in default under the terms of the Senior Convertible Note. The Company repaid principal of $2,778,427 during the six months ended December 31, 2022, using proceeds from the September 2022 equity financing (“September 2022 Offering”, see Note 21), reducing the outstanding carrying value to $32,221,573 as of the December 31, 2022. On January 27, 2023, the Company received the written consent of the holder of the Senior Convertible Note (the “Holder”) to lower the conversion price of the Senior Convertible Note to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of the Common Stock for a trading day during the five (5) consecutive trading day period ending, and including, the applicable date that the conversion price is lowered for purposes of a conversion (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events during such measuring period) until further written notice to the holder from the Company (see Note 21). Subsequent to December 31, 2022 and through April 20, 2023, one business day preceding this filing, the Company has converted $19,261,583 of the Senior Convertible Note through the issuance of 2,242,143 shares of common stock. After including the impact of the conversions reducing the debt by $19,261,583 and the Amendment and Waiver Agreement (“Amendment” see Note 21) increasing the debt by $2,950,010, for fees of $450,010 and converted accrued liabilities of $2,500,000, the Company had reduced its outstanding debt on the Senior Convertible Note to $15,910,000 as of February 21, 2023. On April 19, 2023, prior to entering the Note to Preferred Stock Exchange Agreement (see Note 21), the Company redeemed $679,976 of the Senior Convertible Note using funds that were on deposit in favor of the Holder from the Sale of the Bethard Business, further reducing the outstanding debt on the Senior Convertible Note to $15,230,024. Later, on April 19, 2023, the Company entered into the Note to Preferred Stock Exchange Agreement (see Note 21), with the Holder to convert the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Convertible Preferred Stock concurrently with the closing of the potential offering that is part of the Company’s approved plan of compliance with the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”). The expected conversion of the Senior Convertible Note into the Series C Convertible Preferred Stock will extinguish the Senior Convertible Note and eliminate the related derivative liability, that had a fair value of $9,399,620 ($180,000,000 approximate cash liability calculated under the terms of the Senior Convertible Note), as of June 30, 2022.

Further, on March 3, 2023, the Company’s Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Entertainment had net liabilities of approximately $1,640,000 as of December 31, 2022.

In addition to above, the Company considered that it had an accumulated deficit of $149,140,426 as of June 30, 2022 and that it has had a history of recurring losses from operations and recurring negative cash flows from operations as it has prepared to grow its esports business through acquisition and new venture opportunities. At June 30, 2022, the Company had total current assets of $9,971,985 and total current liabilities of $65,822,224. Net cash used in operating activities for the year ended June 30, 2022 was $21,006,437, which includes a net loss of $102,232,090.

F-13

The Company also considered its current liquidity as well as future market and economic conditions that may be deemed outside the control of the Company as it relates to obtaining financing and generating future profits. As of June 30, 2022, the Company had $2,517,146 of available cash on-hand and net current liabilities of $55,850,239. In addition to the Senior Convertible Note conversions that have reduced the debt outstanding, on December 21, 2022, the Company closed an offering (the “Registered Direct Offering”) in which it sold: (a) 70,650 shares of Common Stock to the Holder and (b) pre-funded warrants to purchase up to 178,500 at a price of $9.37 per warrant, directly to the Holder, with all but $0.10 per warrant prepaid to the Company at the closing. The gross proceeds to us from the sale of the shares of Common Stock and pre-funded warrants before deducting underwriting discounts and commissions and offering expenses payable by the Company was $2,316,686. The Company remitted approximately $1,073,343 to the Holder to be applied to accrued interest and future interest payments under the Senior Convertible Note. The net proceeds received by the Company, after deducting underwriting discounts and commissions and offering expenses payable by the Company and amounts remitted to the Holder was $1,073,343. On September 19, 2022 the Company closed the September 2022 Offering in which it sold: (a) 300,000 shares of Common Stock and (b) warrants to purchase up to 300,000 shares of Common Stock, at an exercise price of $25.00 per share (the “September 2022 Offering Warrants”), at an aggregate price of $25.00 per share and accompanying September 2022 Offering Warrant. The gross proceeds to us from the sale of the shares of Common Stock and Warrants before deducting underwriting discounts and commissions and offering expenses payable by the Company was $7,500,000. On the issuance date, the Company also granted an overallotment option to the underwriters of the offering for 36,000 overallotment warrants (“September 2022 Overallotment Warrants”), at a purchase price of $1.00 per warrant, with an exercise price of $25.00 per warrant (the September 2022 Offering Warrants and September 2022 Overallotment Warrants are collectively referred to as the “September 2022 Warrants”). Total proceeds from the September 2022 Overallotment Warrants were $36,000. The Company remitted to the Holder an amount of $2,265,927 equal to fifty percent (50%) of all net proceeds above $2,000,000 following the payment of 7% in offering fees including underwriting discounts and commissions. In addition, as part of the September 2022 Offering, the Holder purchased $0.5 million of securities (20,500 shares of Common Stock and 20,500 September 2022 Warrants) and the Company paid the Holder an additional $512,500. The proceeds remitted to the Holder of the Senior Convertible Note reduced the principal balance of the Senior Convertible Note on a dollar-for-dollar basis. The net proceeds received by the Company, after deducting underwriting discounts and commissions and offering expenses payable by the Company and amounts remitted to the Holder was $4,075,991. On March 2, 2022, the Company closed an offering (the “March 2022 Offering”) in which it sold 150,000 units at $100.00 consisting of one share of Common Stock and one warrant for a total of 150,000 warrants with an exercise price of $100.00 (the “March 2022 Offering Warrants”). There was also an overallotment option exercised to purchase warrants to purchase an additional 22,500 shares of common stock (the “April 2022 Overallotment Warrants”) with an exercise price of $100.00 issued to the underwriters of the offering on April 1, 2022 (the March 2022 Offering Warrants and the April 2022 Overallotment Warrants are collectively referred to as the “March 2022 Warrants”). The March 2022 Offering provided net cash proceeds of $13,605,000.

The amount of available cash on hand on April 20, 2023, one business day preceding this filing, was $1,097,586.

The Company believes that its current level of cash and cash equivalents are not sufficient to fund its operations and obligations without additional financing. Although the Company has financing available, as further described below, the ability to raise financing using these sources is subject to several factors, including market and economic conditions, performance, and investor sentiment as it relates to the Company and the esports and iGaming industry. The combination of these conditions was determined to raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited condensed consolidated financial statements.

In determining whether the Company can overcome the presumption of substantial doubt about its ability to continue as a going concern, the Company may consider the effects of any mitigating plans for additional sources of financing. The Company identified additional financing sources it believes, depending on market conditions, may be available to fund its operations and drive future growth, which include (i) the potential expected proceeds from the offering that is part of the Company’s approved plan of compliance with the Nasdaq Listing Rules, where the amount of the offering has not yet been determined, (ii) the potential proceeds from the exercise of the 336,000 September 2022 Warrants, exercisable at $25.00, outstanding at December 31, 2022, (iii) the potential proceeds from the exercise of the 172,500 March 2022 Warrants, exercisable at $100.00, outstanding at December 31, 2022, (iv) the ability to sell shares of common stock of the Company through various forms of offerings, (v) the ability to raise additional financing from other sources, and (vi) the completion of the conversion of the $15,230,024 remaining Senior Convertible Note into the Series C Convertible Preferred Stock.

These above plans are likely to require the Company to place reliance on several factors, including favorable market conditions, to access additional capital in the future. These plans were therefore determined not to be sufficient to overcome the presumption of substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

F-14

COVID-19

The novel coronavirus (“COVID-19”) emerged in December 2019 and has since adversely impacted global commercial activity, disrupted supply chains and contributed to significant volatility in financial markets. The ongoing impacts of the COVID-19 pandemic has introduced material uncertainty and risk with respect to the Company and its performance, especially as it relates to in-person attendance at events and game centers.

The Company has previously indicated that a significant or prolonged decrease in consumer spending on entertainment or leisure activities may have an adverse effect on demand for the Company’s product offerings, including in-person access to game centers and tournaments, reducing cash flows and revenues, and thereby materially harming the Company’s business, financial condition and results of operations. During the year ended June 30, 2022, the Company determined that in-person attendance at its Helix and customer game centers was not expected to attain levels previously forecasted for such period. Additionally, projections for the Argyll business included continued losses into fiscal 2023 due to high levels of competition in the UK market and high regulatory burdens placed on the iGaming businesses in the UK market. Further, the levels of investment by the Company that are necessary to achieve the previous revenue projections impacted a number of the Company’s businesses. As such, the Company recognized an impairment of long-lived assets held by its Argyll, GGC, EGL, and Helix businesses and impairment of goodwill held by its Argyll, EGL, GGC and Helix businesses. On June 10, 2022, the Company disposed of the assets and related liabilities of two Helix Game Centers located in New Jersey and Massachusetts. See Notes 6, 7 and 11 for discussion of the asset impairment charges.

The ultimate impact of the COVID-19 pandemic on other areas of the business will depend on future developments, which are uncertain and may result in an extended period of continued business disruption and reduced operations. A materially disruptive resurgence of COVID-19 cases or the emergence of additional variants or strains of COVID-19 could cause other widespread or more severe impacts depending on where infection rates are highest. Any resulting financial impact cannot be reasonably estimated at this time but may have a material adverse impact on the Company’s business, financial condition and results of operations. The Company will continue to monitor developments relating to disruptions and uncertainties caused by COVID-19.

Compliance with Nasdaq Listing Requirements

On April 11, 2022, the Company received a deficiency notification letter from the Listing Qualifications Staff of Nasdaq (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous thirty consecutive business days (the “Bid Price Rule”).

On June 7, 2022, the Company received a further letter from Nasdaq notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35,000,000 required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”).

On October 11, 2022, the Company received a third letter from Nasdaq notifying the Company that the Company’s common stock will be delisted, and the Company’s Common Stock warrants traded under the symbols GMBLW and GMBLZ and the Company’s 10% Series A cumulative redeemable convertible preferred stock traded under symbol GMBLP will no longer qualify for listing, and in that regard trading of the Company’s common stock, Common Stock warrants and 10% Series A cumulative redeemable convertible preferred stock will be suspended. The Company requested an appeal with the Panel (the “Panel”) and the hearing was held on November 17, 2022.

On November 30, 2022, the Company received a determination from the Panel granting the Company’s request for the continued listing of its common stock on the Capital Market tier of Nasdaq, subject to the Company evidencing compliance with the Bid Price Rule, and the minimum of $2,500,000 stockholders’ equity requirement (the “Equity Rule”), as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), respectively, on or before February 7, 2023 (which, as described below, was subsequently extended on February 8, 2023) and March 31, 2023, respectively, and adhering to certain other conditions and requirements described below.

F-15

On December 6, 2022, the Company received a fourth letter from Nasdaq notifying the Company that it has not regained compliance with the MVLS Rule. This was addressed in the November 17, 2022, hearing before the Panel where the Company presented on its plan to comply with the MVLS Rule or alternative criteria and was granted continued listing subject to the criteria noted above.

On February 8, 2023 the Company received notice from the Panel updating its remaining conditions as follows:

1.	On February 20, 2023, the Company shall provide a written update to the Panel regarding the progress of its debt-to-equity conversion plan and its impact on the Company’s equity;
2.	On March 7, 2023, the Company shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and
3.	On March 31, 2023, the Company shall demonstrate compliance with the Equity Rule.

The Company provided an update on its progress to the Panel on February 20, 2023 and is working toward meeting the remaining milestones. Additionally, the Panel reserved the right to reconsider the terms of this exception. As a result, any failure to regain and maintain compliance with the continued listing requirements of Nasdaq could result in delisting of our common stock from Nasdaq and negatively impact our company and holders of our common stock, including by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations and reduced news and analyst coverage. Delisting may adversely impact the perception of our financial condition, cause reputational harm with investors, our employees and parties conducting business with us and limit our access to debt and equity financing.

On March 9, 2023, the Company received a letter from the Panel indicating that the Company has regained compliance with the Bid Price Rule.

On March 30, 2023, the Company submitted a written submission requesting an extension on the requirement to demonstrate compliance with the Equity Rule and on April 6, 2023, the Panel granted an extension through April 30, 2023.

In addition, as noted above, the Company and the Holder have exchanged a material amount of debt for equity under the Senior Convertible Note as of the date hereof (see Note 21), which has contributed positively to its stockholders’ equity and increased its MVLS. Furthermore, the transactions contemplated by the Note to Preferred Stock Exchange Agreement (see Note 21) are expected to enable the Company to regain compliance with the Nasdaq Listing Rules by satisfying compliance with the Equity Rule.

The Company has met certain conditions and is in the process of taking definitive steps to comply with all applicable remaining conditions and criteria for continued listing on Nasdaq. There can be no assurances, however, that the Company will be able to do so. The Company must satisfy the time frame granted by the Panel or Nasdaq will provide written notification that its securities will be delisted.

Cash and Cash Equivalents

Cash includes cash on hand. Cash equivalents consist of highly liquid financial instruments purchased with an original maturity of three months or less. As of June 30, 2022 and June 30, 2021, the Company did not have any financial instruments classified as cash equivalents. At times, cash deposits inclusive of restricted cash may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. Accounts are insured by the FDIC up to $250,000 per financial institution. There have been no losses recognized on cash balances held at these financial institutions.

Restricted Cash

Restricted cash includes cash reserves maintained for compliance with gaming regulations that require adequate liquidity to satisfy the Company’s liabilities to customers.

F-16

Accounts Receivable

Accounts receivable is comprised of the amounts billed to customers principally for esports events and team management services. Accounts receivable is recorded net of an allowance for credit losses. The Company performs ongoing credit evaluations for its customers and determines the amount of the allowance for credit losses upon considering such factors as historical losses, known disputes or collectability issues, the age of a receivable balance as well as current economic conditions. Bad debt expense is recorded to maintain the allowance for credit losses at an appropriate level and changes in the allowance for credit losses are included in general and administrative expense in the consolidated statements of operations. At June 30, 2022 and 2021, the allowance for credit losses was not material to the consolidated financial statements of the Company.

Receivables Reserved for Users

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. A user initiates a deposit with a payment processor, and the payment processor remits the deposit to the Company. The amount due from the payment processor is recorded as a receivable reserved for users on the consolidated balance sheets. An allowance for doubtful accounts may be established if it is determined that the Company is unable to collect a receivable from a payment processor. An increase to the allowance for doubtful accounts is recognized as a loss within general and administrative expenses in the consolidated statements of operations. The allowance for doubtful accounts is not material to the consolidated financial statements.

Equipment

Equipment is stated at cost less accumulated depreciation. The Company capitalizes the direct cost of equipment as well as expenditures related to improvements and betterments that add to the productive capacity or useful life of the equipment. Depreciation is computed utilizing the straight-line method over the estimated useful life of the asset, or for leasehold improvements, the shorter of the initial lease term or the estimated useful life of the improvements. The estimated useful life of equipment by asset class follows:

Computer Equipment	Up to 5 years
Furniture and fixtures	Up to 7 years
Leasehold improvements	Shorter of the remaining lease term or estimated life of the improvement

The estimated useful life and residual value of equipment are reviewed and adjusted, if appropriate, at the end of each reporting period. The costs and accumulated depreciation of assets that are sold, retired, or otherwise disposed of are removed from the accounts and the resulting gain or loss is recognized as a gain or loss on sale or disposition of assets in the consolidated statements of operations.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting. The Company records the assets acquired, liabilities assumed and acquisition-related contingent consideration at fair value on the date of acquisition. The difference between the purchase price, including any contingent consideration, and the fair value of net assets acquired is recorded as goodwill. The Company may adjust the preliminary purchase price and purchase price allocation, as necessary, during the measurement period of up to one year after the acquisition closing date as it obtains more information as to facts and circumstances that impact the determination of fair value at the acquisition date. Any change in fair value of acquisition-related contingent consideration resulting from events after the acquisition date is recognized in earnings. Acquisition-related costs are recognized separately from the acquisition and are expensed as incurred.

F-17

Goodwill

Goodwill represents the excess of fair value of consideration paid for an acquired entity over the fair value of the assets acquired and liabilities assumed in a business combination. Goodwill is not amortized but rather it is tested for impairment at the reporting unit level on an annual basis on April 1 for each fiscal year, or more often if events or changes in circumstances indicate that more likely than not the carrying amount of the asset may not be recoverable. A reporting unit represents an operating segment or a component of an operating segment. In accordance with ASC Topic 350 Intangibles – Goodwill and Other, as of June 30, 2022 the Company’s business is classified into four reporting units: iGaming Malta (including Bethard and Lucky Dino), iGaming Argyll UK, EGL, and GGC. The Helix business was sold as of June 10, 2022 and was previously its own reporting unit.

In testing goodwill for impairment, the Company has the option to begin with a qualitative assessment, commonly referred to as “Step 0,” to determine whether it is more likely than not that the fair value of a reporting unit containing goodwill is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, including changes in the Company’s management, strategy and primary user base. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company then performs a quantitative goodwill impairment analysis by comparing the carrying amount to the fair value of the reporting unit. If it is determined that the fair value is less than its carrying amount, the excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss in accordance with Accounting Standards Update (“ASU”) No. 2017-04, Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. The Company utilizes a discounted cash flow analysis, referred to as an income approach, and uses internal and market multiples, to assess reasonableness of assumptions, to determine the estimated fair value of the reporting units. For the income approach, significant judgments and assumptions including anticipated revenue growth rates, discount rates, gross margins, operating expenses, working capital needs and capital expenditures are inherent in the fair value estimates, which are based on the Company’s operating and capital forecasts. As a result, actual results may differ from the estimates utilized in the income approach. The use of alternate judgments and/or assumptions could result in a fair value that differs from the Company’s estimate and could result in the recognition of additional impairment charges in the financial statements. As a test for reasonableness, the Company also considers the combined fair values of the Company’s reporting units to a reasonable market capitalization of the Company. The Company may elect not to perform the qualitative assessment for some or all reporting units and perform a quantitative impairment test.

During the quarter ended March 31, 2022, the Company’s share price had a significant decline and the Company’s ability to invest in its businesses was impacted. This was determined to be a triggering event and the long-lived assets of the Company were quantitatively tested for impairment. As of March 31, 2022, the Company recognized goodwill asset impairment charges of $23,119,755 to the goodwill of the GGC, EGL and Helix reporting units, which are all part of the EEG Games segment. There was no further impairment identified as of the annual testing date from that recognized as of March 31, 2022. During the last three months of the fiscal year, the Company’s share price further declined and the macro environment was unstable, and the Company determined that a separate triggering event had occurred as of June 30, 2022. The Company performed an additional quantitative analysis and recorded a further goodwill asset impairment charge of $3,852,876 to the goodwill of the iGaming Argyll (UK) reporting unit, which is part of the EEG iGaming segment, for a total of $26,972,631 for the year ended June 30, 2022 (see Note 7 for additional information regarding the goodwill impairment, and the effects on the Company’s business, financial condition, and results of operations). There were no goodwill impairment charges recorded during the year ended June 30, 2021. Further downturns in economic, regulatory and operating conditions and the continuing impact of COVID-19 could result in additional goodwill impairment in future periods.

Intangible assets

Intangible assets with determinable lives consist of player relationships, developed technology and software, tradenames and gaming licenses. Intangible assets with determinable lives are amortized on a straight-line basis over their estimated useful lives of 5 years for player relationships and developed technology and software, 10 years for tradenames and 2 years for gaming licenses. The Company also capitalizes internal-use software costs such as external consulting fees, payroll and payroll-related costs and stock-based compensation for employees in the Company’s development and information technology groups who are directly associated with, and who devote time to, the Company’s internal-use software projects. Capitalization begins when the planning stage is complete and the Company commits resources to the software project and continues during the application development stage. Capitalization ceases when the software has been tested and is ready for its intended use. Costs incurred during the planning, training and post-implementation stages of the software development life cycle are expensed as incurred. The Company also holds indefinite-lived intangible assets in the form of digital assets as discussed above in Digital Assets.

Impairment of Long-Lived Assets

Equipment and other long-lived assets, including finite lived intangibles, are evaluated for impairment periodically or when events and circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, an estimate of future undiscounted cash flows are determined through estimated disposition date of the asset. To the extent that estimated future undiscounted net cash flows attributable to the asset are less than the carrying amount, an impairment loss is recognized equal to the difference between the carrying value of such asset and its fair value, considering external market participant assumptions. An estimation of future cash flows requires significant judgment as the Company makes assumptions about future results and market conditions. Since the determination of future cash flows is an estimate of future performance, there may be impairments recognized in future periods in the event future cash flows do not meet expectations.

During the year ended June 30, 2022, the Company recognized a total impairment charge of $19,526,058 on its long-lived assets. This included $3,972,022 for the impairment of the Argyll tradename, developed technology, gaming license and customer relationships from the EEG iGaming segment, and $13,484,122 for the impairment of the EGL tradename, developed technology and software, GGC and Helix tradenames and developed technology from the EEG Games segment (see Note 7), $653,107 for the total equipment, net impairment, including $44,481 for the Argyll computer equipment and furniture and equipment from the EEG iGaming segment, and $608,626 for EGL computer equipment, Helix Game Centers computer equipment, leasehold improvements and furniture and equipment from the EEG Games segment (see Note 6), and $1,416,807 for the impairment of operating lease right-of-use assets for the Helix building rentals from the EEG Games segment (see Note 11). This was recognized in asset impairment charges in the consolidated statements of operations. There were no impairment charges on long-lived assets identified for the year ended June 30, 2021.

F-18

Liabilities to Customers

The Company records liabilities to customers, also referred to as player liabilities, for the amounts that may be withdrawn by a player at a given time. The player liabilities include player deposits, bonuses or incentive awards and user winnings less withdrawals, tax withholdings and player losses. The Company maintains a restricted cash balance and player deposits held by third parties, recorded as receivables reserved for users on the consolidated balance sheets, at levels equal to or exceeding its liabilities to customers.

Jackpot Provision

The jackpot provision liability is an estimate of the amount due to players for progressive jackpot winnings. The jackpot liability is accrued monthly based on an estimate of the jackpot amount available for winning. The jackpot increases with each bet on a jackpot eligible iGaming casino machine and a portion of each losing bet is allocated towards the funding of the jackpot amount. Jackpots are programmed to be paid out randomly across certain casino brands. When a player wins a jackpot, the amount of the jackpot is reset to a defined amount that varies across eligible iGaming casino machines. Participating iGaming casino machines of the Company pool into the same jackpot and therefore the winning of a jackpot affects other players on the network of participating iGaming casino machines.

Leases

The Company leases for office space and game center space through operating lease agreements that were a result of its acquisitions of Argyll, Lucky Dino and Helix. The Company also leased other property and equipment, acquired through Helix, that was subsequently sold as part of the Helix sale transaction where the purchaser assumed the lease liabilities. The Company measures an operating lease right-of-use (“ROU”) asset and liability, as well as a finance lease asset and liability, based on the present value of the future minimum lease payments over the lease term at the commencement date. Minimum lease payments include the fixed lease and non-lease components of the agreement, as well as any variable rent payments that depend on an index, initially measured using the index at the lease commencement date.

The minimum payments under operating leases are recognized on a straight-line basis over the lease term in the consolidated statements of operations. Operating lease expenses related to variable lease payments are recognized as operating expenses in a manner consistent with the nature of the underlying lease and as the events, activities, or circumstances in the lease agreement occur. Leases with a term of less than 12 months (“short-term leases”) are not recognized on the consolidated balance sheets. The rent expense for short-term leases is recognized on a straight-line basis over the lease term and included in general and administrative expense on the consolidated statements of operations.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between U.S. GAAP treatment and tax treatment of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by considering taxable income in carryback years, existing taxable temporary differences, prudent and feasible tax planning strategies and estimated future taxable profits.

The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate, as well as the related net interest and penalties.

Derivative Instruments

The Company evaluates its convertible notes, equity instruments and warrants, to determine if those contracts or embedded components of those contracts qualify as derivatives (Note 12). The result of this accounting treatment is that the fair value of the embedded derivative is recorded at fair value each reporting period and recorded as a liability (Note 18) in the consolidated balance sheets. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense (Note 18).

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

F-19

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to a liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current to correspond with its host instrument. The Company records the fair value of the remaining embedded derivative at each balance sheet date and records the change in the fair value of the remaining embedded derivative as other income or expense in the consolidated statements of operations.

Fair Value Measurements

Fair value is defined as the price that would be received for an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The following summarizes the three levels of inputs required to measure fair value, of which the first two are considered observable and the third is considered unobservable:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2:	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Certain assets and liabilities are required to be recorded at fair value on a recurring basis. The Company adjusts contingent consideration resulting from a business combination, derivative financial instruments and warrant liabilities to fair value on a recurring basis. Certain long-lived assets may be periodically required to be measured at fair value on a nonrecurring basis, including long-lived assets that are impaired. The fair value for other assets and liabilities such as cash, restricted cash, accounts receivable, receivables reserved for users, other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, and liabilities to customers have been determined to approximate carrying amounts due to the short maturities of these instruments. The fair value of the Senior Convertible Note and lease liabilities approximate their carrying value based on current interest and discount rates.

Earnings Per Share

Basic income (loss) per share is calculated using the two-class method. Under the two-class method, basic income (loss) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period excluding the effects of any potentially dilutive securities. Diluted income (loss) per share is computed similar to basic income (loss) per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued if such additional common shares were dilutive. Diluted income (loss) per share includes the effect of potential common shares, such as the Company’s preferred stock, notes, warrants and stock options, to the extent the effect is dilutive. As the Company had net losses for all the periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded, as their effect would be anti-dilutive.

The following securities were excluded from weighted average diluted common shares outstanding for the year ended June 30, 2022 and 2021 because their inclusion would have been antidilutive:

	2022	2021
Common stock options	$11,105	$4,747
Common stock warrants	226,006	53,506
Common stock issuable upon conversion of senior convertible note	160,315	21,200
10% Series A cumulative redeemable convertible preferred stock	835,950	—
Total	$1,233,376	$79,453

F-20

Comprehensive Loss

Comprehensive loss consists of the net loss for the year and foreign currency translation adjustments related to the effect of foreign exchange on the value of assets and liabilities. The net translation loss for the year is included in the consolidated statements of comprehensive loss.

Foreign Currency

The functional currencies of the Company include the U.S. dollar, British Pound and Euro. The reporting currency of the Company is the U.S. dollar. Assets and liabilities of the Company’s foreign operations with functional currencies other than the U.S. dollar are translated at the exchange rate in effect at the balance sheet date, while revenues and expenses are translated at average rates prevailing during the periods. Translation adjustments are reported in accumulated other comprehensive loss, a separate component of stockholders’ equity. Transaction gains and losses arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency. The Company recorded a foreign exchange transaction loss for the years ended June 30, 2022 and 2021 of $149,573 and $440,452, respectively. Transaction gains and losses are reported within other non-operating income (loss), net, on the consolidated statements of operations.

Stock-based Compensation

The Company periodically issues stock-based compensation to employees, directors, contractors and consultants for services rendered. Stock-based compensation granted to employees and non-employee directors includes grants of restricted stock and employee stock options that are measured and recognized based on their fair values determined on the grant date. The award of restricted stock and stock options, which are generally time vested, are measured at the grant date fair value and charged to earnings on a straight-line basis over the vesting period. The fair value of stock options is determined utilizing the Black-Scholes option-pricing model, which is affected by several variables, including the risk-free interest rate, the expected dividend yield, the expected life of the equity award, the exercise price of the stock option as compared to the fair market value of the Common Stock on the grant date, and the estimated volatility of the Common Stock over the term of the equity award. The fair value of restricted stock is determined by the closing market price of the Company’s Common Stock on the date of grant. The compensation cost for service-based stock options granted to consultants is measured at the grant date, based on the fair value of the award, and is expensed on a straight-line basis over the requisite service period (the vesting period of the award).

Sales and Marketing

Sales and marketing expenses are comprised primarily of advertising costs that include online search advertising and placement, including advertising with affiliates for the online betting and casino operations, as well as other promotional expenses paid to third parties, including expenses related to sponsorship agreements. Sales and marketing expense for the years ended June 30, 2022 and 2021 was $25,728,220 and $10,038,524, respectively.

Revenue and Cost Recognition

The revenue of the Company is currently generated from online casino and sports betting (referred to herein as “EEG iGaming revenue”), and esports revenue (referred to herein as “EEG Games Revenue”), consisting of the sales of subscriptions to access cloud-based software used by independent operators of game centers, from consulting and data analytic services provided to game operators (“EEG Games Esports and Other Revenue”), and from the provision of esports event and team management services (“EEG Games Esports Event Management and Team Service Revenue”). The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers (“ASC 606”) when control of a product or service is transferred to a customer. The amount of revenue is measured at the transaction price, or the amount of consideration that the Company expects to receive in exchange for transferring a promised good or service. The transaction price includes estimates of variable consideration to the extent that it is probable that a significant reversal of revenue recognized will not occur.

Revenue generating activities of the Company may be subject to value added tax (“VAT”) in certain jurisdictions in which the Company operates. Revenue is presented net of VAT in the consolidated statements of operations. VAT receivables and VAT payables are included in other receivables and accounts payable and accrued expenses, respectively on the consolidated balance sheets. Sales to customers do not have significant financing components or payment terms greater than 12 months.

F-21

EEG iGaming Revenue

EEG iGaming revenue is derived from the placement of bets by end-users, also referred to as customers, through online gaming sites. The transaction price in an iGaming contract, or Net Gaming Revenue (“NGR”), is the difference between gaming wins and losses, as further reduced by any nondiscretionary incentives awarded to the customer. Gaming transactions involve four performance obligations, namely the settlement of each individual bet, the honoring of discretionary incentives available to the customer through loyalty reward programs, the award of free spin and deposit match bonuses, and the winning of a casino jackpot. The total amount wagered by a customer is commonly referred to as the win or Gross Gaming Revenue (“GGR”). The GGR is allocated to each performance obligation using the relative standalone selling price (“SSP”) determined for iGaming contracts.

Revenue recognition for individual wagers is recognized when the gaming occurs, as such gaming activities are settled immediately. The revenue allocated to incentives, such as loyalty points offered through a rewards program, is deferred and recognized as revenue when the loyalty points are redeemed. Revenue allocated to free spins and deposit matches, referred to as bonuses, are recognized at the time that they are wagered. Jackpots, other than the incremental progressive jackpots, are recognized at the time they are won by customers. The Company applies a practical expedient by accounting for its performance obligations on a portfolio basis as iGaming contracts have similar characteristics. The Company expects the application of the revenue recognition guidance to a portfolio of iGaming contracts will not materially differ from the application of the revenue recognition guidance on an individual contract basis.

The Company evaluates bets that its users place on websites owned by third party brands in order to determine whether it may recognize revenue on a gross basis, when acting as the principal provider of the wagering service, or on a net basis, when acting as an intermediary or agent. The principal in a wagering service involving a third party is generally the entity that controls the wagering service such that it has a right to the services being performed by the third party and can direct the third party in delivery of the service to its users. The Company records revenue on a gross basis as it has determined it is the principal in transactions involving third parties, such as revenue sharing arrangements, as it controls the wagering service being offered to the users such that it has a right to the service performed by third parties and can further direct third parties in providing services to users. The Company further records expenses related to its revenue sharing arrangements and other third-party iGaming expenses within costs of revenue in the consolidated statements of operations.

EEG Games Revenue

EEG Games Esports and Other Revenue

The Company derives revenue from sales of subscriptions to access cloud-based software used by independent operators of game centers, as well as from consulting and data analytic services provided to game operators. The revenue derived from the sale of subscription services to cloud-based software used by game centers is recognized over the term of the contract, which generally can range from one month to one year in duration, beginning on the date the customer is provided access to the Company’s hosted software platform. The revenue from the operation of game centers by the Company is recognized when a customer purchased time to use the esports gaming equipment at each center. The revenue from time purchased by a customer and from the sale of concessions is recognized at the point of sale.

The Company further provides consultation services related to the use of hardware and equipment for gaming operations together with implementation services that include sourcing, training, planning, and installation of technology. The Company considers services related to hardware and equipment, implementation, and any design of user interface for the customer as separate performance obligations. Revenue for hardware equipment and design of custom user interface is recognized at a point in time upon delivery and completion. Implementation services are recognized over time, as services are performed.

The Company also has contracts with software companies to provide talent data analytics and related esports services, which include analytic development, other related services to develop software and applications for tournaments, and to provide data support, data gathering, gameplay analysis and reporting which includes talent analytics and related esports services, including analytic development, data analysis, survey design, interview services, player dossiers, and expert services. The Company recognizes revenue from its data analytic services over the life of the contract utilizing the output method, using a direct measurement of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised under the contact. The Company elected to use the right to invoice practical expedient and recognize revenue based on the amounts invoiced. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date.

F-22

The Company has partnership contracts with strategic customers within the esports industry. The partnership contracts are negotiated agreements, which contain both licensing arrangements of intellectual property and development services, including fixed and variable components. The variability of revenue is driven by development plans and results of sales as specified by the partnership contract, which are known as of an invoice date. Partnership contracts generally do not have terms that extend beyond one year. The Company considers licensing arrangements and development services as separate performance obligations. Licensing revenues are recorded over time. Revenue associated with development is recognized over time, as labor is incurred.

Contracts that contain multiple performance obligations require an allocation of the transaction price to each distinct performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct good or service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account the Company’s overall pricing objectives, considering market conditions and other factors, including the value of the deliverables in the contracts, customer demographics, geographic locations, and the number and types of users within the contracts.

EEG Games Esports Event Management and Team Service Revenue

The Company derives revenue from esports event management and team services. Esports event management services support the creation, production and delivery of an esports event by providing event staffing, gaming consoles, and other technical goods and services for a customer event that is either hosted live in person or online. The revenue generated from esports event management services is generally earned on a fixed fee basis per event.

The esports team services offerings of the Company include recruitment and management services offered to sports clubs to facilitate their entrance into esports tournament competition. Team services provided to a customer may include player recruitment, administration of player contracts, processing of tournament admission, providing logistical arrangements, as well as providing ongoing support to the team during the event. Team services are earned on a fixed fee basis per tournament.

Esports event management and team services revenues are recognized over the term of the event or the relevant contractual term for services as this method best depicts the transfer of control to the customer. The Company recognizes revenue for event management services based on the number of days completed for the event relative to the total days of the event. Revenue from team management services is recognized from inception of the contract through the end of the tournament using the number of days completed relative to the total number of days in the contract term. Revenue collected in advance of the event management or team services is recorded as deferred revenue on the consolidated balance sheets. The Company may also enter into profit sharing arrangements which are determined based on the net revenue earned by the customer for an event in addition to a fixed fee. Revenue recognition for profit sharing arrangements is recognized at the time the revenue from the event is determined, which is generally at the conclusion of the event. An event or team services contact may further require the Company to distribute payments to event or tournament attendees resulting in the recognition of a processing fee by the Company. The Company does not recognize revenue from the processing of payments until the conclusion of the event or tournament.

The Company evaluates the service being provided under an esports event and team services contract to determine whether it should recognize revenue on a gross basis as the principal provider of the service, or on a net basis in a manner similar to that of an agent. The Company has determined that for esports event and team services contracts that allow for the assignment of individual tasks to a third-party contractor, the Company acts as the principal provider of the service being offered to the customer as it remains primarily responsible for fulfilling the contractual promise to the customer. In profit sharing arrangements, such as events that allow for the Company to share in the revenue earned by a customer for an event, the Company has determined it acts in the role of an agent to the customer as the event creator. The Company has also determined it acts as an agent when it collects a processing fee for performing the service of distributing prize money on behalf of its customers to event or tournament winners.

F-23

Contract Liabilities

Liabilities to customers include both player liabilities, consisting of a free spin bonus and a deposit match bonus, and the player reward liabilities. The free spin bonus provides the user the opportunity to a free play, or otherwise spin, on an iGaming casino slot machine without withdrawing a bet amount from the player’s account. The deposit match bonus matches a player’s deposit up to a certain specified percentage or amount. These bonuses represent consideration payable to a customer and therefore are treated as a reduction of the transaction price in determining NGR. The Company also offers non-discretionary loyalty rewards points to customers that can be redeemed for free play or cash. The Company allocates revenue from wagers to loyalty points rewards earned by users, thereby deferring a portion of revenue from users that participate in a loyalty reward program. The amount of revenue deferred related to loyalty points available to users is based on the estimated fair value of the loyalty point incentive available to the user.

The Company also records payments received in advance of performance under an esports gaming services contract or event management or team services contract as deferred revenue.

Recently Adopted Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted this standard as of July 1, 2021. The adoption of this guidance did not have a material impact on the accompanying consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other: Simplifying the Test for Goodwill Impairment (ASC 350). The standard eliminates the requirement to measure the implied fair value of goodwill by assigning the fair value of a reporting unit to all assets and liabilities within that unit (the Step 2 test) from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited by the amount of goodwill in that reporting unit. The guidance is effective for the fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted this standard during the year ended June 30, 2022. See Note 7 for additional information regarding the results of the impairment tests performed on its goodwill and intangible assets.

Recently Issued Accounting Standards

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities in accordance with Accounting Standards Codification Topic 606. The guidance is effective for fiscal years beginning after December 15, 2022 and early adoption is permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements and it does not expect the guidance to have a material effect on its consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The standard clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. An entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument. The guidance is effective for the fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

F-24

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments included in ASU 2016-13 require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Although the new standard, known as the current expected credit loss (“CECL”) model, has a greater impact on financial institutions, most other organizations with financial instruments or other assets (trade receivables, contract assets, lease receivables, financial guarantees, loans and loan commitments, and held-to-maturity (HTM) debt securities) are subject to the CECL model and will need to use forward-looking information to better evaluate their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 was originally effective for public companies for fiscal years beginning after December 15, 2019. In November of 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which delayed the implementation of ASU 2016-13 to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for smaller reporting companies. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Business Acquisitions

Bethard Acquisition

On July 13, 2021, the Company completed the acquisition of the business-to-consumer operations of Bethard Group Limited (“Bethard”), which provides sportsbook, casino, live casino and fantasy sport betting services with gaming licenses to customers in Sweden, Spain, Malta and Ireland (the “Bethard Business”), from Gameday Group Plc, a limited liability company incorporated in Malta (the “Seller”). The acquisition of Bethard expanded the iGaming operations of the Company in Europe and provides the Company with increased opportunity to cross-sell its esports offerings to a larger customer base. The acquisition of Bethard resulted in the Company acquiring the outstanding share capital of Prozone Limited, a public liability company registered in Malta, that had previously received the assets of Bethard in a pre-closing restructuring by the Seller. The initial payment of purchase consideration for Bethard included cash paid at closing of €13,000,000 (equivalent to $15,346,019 using exchange rates in effect at the acquisition date), including €1,000,000 (equivalent to $1,180,463 using exchange rates in effect at the acquisition date) paid for a regulatory deposit with the Spanish Gaming Authority. The cash purchase consideration of Bethard also included a second payment (“Second Payment”) of €4,000,000 (approximately $4,721,852 using exchange rates in effect at the acquisition date) that was paid by the Company on November 16, 2021 (the “Second Payment Due Date”), using the proceeds raised from the issuance of the 10% Series A Cumulative Redeemable Convertible Preferred Stock (see Note 15 for discussion of the 10% Series A Cumulative Redeemable Convertible Preferred Stock). The total purchase consideration of Bethard also requires the Company to pay additional contingent cash consideration during the 24-month period following the acquisition date equal to 15% of net gaming revenue until the date of the Second Payment, with the percentage then decreasing to 12% of net gaming revenue for the remaining term ending July 2023. The total purchase consideration also provides for a payment of up €7,600,000 (equivalent to $8,971,519 using exchange rates in effect at the acquisition date) of contingent share consideration should a specific ambassador agreement be successfully assigned to the Bethard Business acquired by the Company following the acquisition date.

The purchase consideration, including the fair value of the contingent cash consideration, is as follows:

Cash paid at closing	$15,346,019
Second Payment	4,721,852
Total cash consideration paid for Bethard	20,067,871
Contingent cash consideration	6,700,000
Total purchase price consideration	$26,767,871

The contingent cash consideration assumes a cash payment equal to 15% of net gaming revenue for the Bethard Business through the Additional Payment Due Date as set forth through the Second Payment Due Date estimated to be approximately four months at acquisition, then reverting to 12% thereafter for the remainder of a two-year period following the acquisition date. The estimated contingent cash consideration of $6,700,000 is calculated using the applicable percentages applied to projected net gaming revenue of the Bethard Business at the date of acquisition. Based on updated revenue projections as of June 30, 2022, the Company determined the fair value of the remaining contingent consideration payable to be $3,328,361, net of the amount paid to the Seller through June 30, 2022 of $1,016,331. The decrease in the contingent consideration liability resulted in the recognition of a benefit of $2,355,308, included as change in fair value of contingent consideration in the consolidated statement of operations for the year ended June 30, 2022. Subsequent to year end, during October 2022, the Company entered into an amendment to the Bethard SPA that impacted the contingent consideration as discussed further in Note 13.

The purchase consideration excludes contingent share consideration payable to the Seller as there is no indication such contingent share contingent consideration will become payable from a successful assignment of the specified ambassador agreement. The Seller of the Bethard Business had up to 6 months to assign the ambassador agreement to receive the contingent share consideration. After the 6 months, the contingent share consideration is reduced by €422,222 (equivalent to $498,417 using exchange rates in effect at the acquisition date) for each month the contract is not assigned to the Company through the 24-month anniversary. As of October 12, 2022, one business day preceding this filing, the ambassador agreement had not been assigned to the Company.

F-25

The purchase price and purchase price allocation of the assets acquired and liabilities assumed is as follows:

Receivables reserved for users	$3,109,782
Intangible assets	18,100,000
Goodwill	11,292,685
Other non-current assets	1,180,463
Accrued liabilities	(5,634)
Player liability	(3,108,425)
Deferred income taxes	(3,801,000)
Total	$26,767,871

The acquired intangible assets, useful lives and fair value at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$3,500,000
Player interface	5	1,200,000
Gaming licenses	2	700,000
Player relationships	5	12,700,000
Total		$18,100,000

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not being recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of benefits from securing buyer-specific synergies that increase revenue and profits and are not otherwise available to a marketplace participant, as well as acquiring a talented workforce and cost savings opportunities. The goodwill of Bethard is not deductible for tax purposes. Transaction related expenses incurred for the acquisition of the Bethard Business total $1,005,594, including $255,481 incurred for the year ended June 30, 2022 and $750,113 for the year ended June 30, 2021. Transaction related expenses are recorded in general and administrative expenses in the consolidated statements of operations.

On January 18, 2023, the Company closed the transaction and sold its Spanish iGaming operations, including its Spanish iGaming license. This disposal is discussed further in Note 21, Subsequent Events.

On February 24, 2023, the Company completed the divestiture of Prozone Limited, containing the Bethard online casino and sportsbook business back to Gameday Group Plc. This disposal is discussed further in Note 21, Subsequent Events.

Acquisition of GGC

On June 1, 2021, the Company completed its acquisition of the issued and outstanding membership units of GGC. The total consideration paid at closing was $24,273,211, with $14,100,000 paid in cash at closing and $900,000 paid through application of loans receivable from GGC, inclusive of operating advances, toward the purchase consideration (net cash paid by the Company inclusive of cash advanced as loans receivable was $14,993,977 after adjustment for cash acquired of $6,023). The Company also issued 8,302 shares common stock at closing using a value per share $1,325.00 pursuant to the GGC Purchase Agreement. The fair value of the share consideration paid at closing was determined to be $9,273,211 using the closing share price of the Company on the date of acquisition.

The loans receivable applied toward the purchase consideration had originated during the negotiation to purchase GGC, whereby the Company had advanced an aggregate of $600,000 to GGC during 2020 in the form of loans (“GGC Loans”). Upon execution of the purchase agreement to acquire GGC, the Company paid GGC an additional $600,000 to be used for operating expenses pending the closing of the GGC acquisition (“GGC Operating Expense Payments”). The Company had recorded these advances totaling $1,200,000 as loans receivable at March 31, 2021 pending the closing of the acquisition. The Company was to receive full credit toward the purchase consideration for the GGC Loans and GGC Operating Expense Payments if the acquisition of GGC were to close by April 30, 2021. If acquisition of GGC were to close after April 30, 2021, but on or prior to May 14, 2021, the Company was to receive full credit toward the purchase price for the GGC Loans, and a credit toward the purchase price equal to 60% of the GGC Operating Expense Payments. If the acquisition closed after May 14, 2021, the Company was to receive full credit toward the purchase price for the GGC Loans, and a credit toward the purchase price equal to 50% of the GGC Operating Expense Payments. The acquisition did not close by May 14, 2021, and therefore the Company had forgiven 50% of the GGC Operating Expense Payments or $300,000 and applied the remaining balance of the total loans receivable, or $900,000 toward the purchase price of GGC.

A summary of the purchase consideration follows:

Cash paid at closing	$14,100,000
Loans receivable applied toward purchase consideration	900,000
Share consideration issued at closing	9,273,211
Total purchase price consideration	$24,273,211

The allocation of assets acquired and liabilities assumed follows:

Cash	$6,023
Accounts receivable	102,701
Prepaid expenses and other current assets	97,083
Equipment	7,704
Intangible assets	16,300,000
Goodwill	11,445,832
Accounts payable and accrued expenses	(263,132)
Deferred tax liability	(3,423,000)
Total	$24,273,211

F-26

The acquired intangible assets, useful life and fair value determined at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$2,600,000
Developed technology	5	13,300,000
Customer relationships	5	400,000
Total		$16,300,000

The results of operations of GGC are included in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. The goodwill recorded in the GGC acquisition is not deductible for tax purposes. Transaction related expenses were $801,317 for the year ended June 30, 2021 and are included in general and administrative expenses in the consolidated statements of operations. The transaction expenses incurred for the GGC acquisition include a charge of $300,000 related to the forgiveness of the GGC Operating Expense Payments discussed above, and an additional $100,000 of operating expense advances to fund the GGC operations prior to closing that were not eligible to be applied toward the purchase consideration.

Acquisition of Helix

On June 1, 2021, the Company completed its acquisition of the issued and outstanding membership units of Helix. The total consideration paid at closing was $17,000,000, with $9,400,000 paid in cash and $600,000 paid through application of loans receivable from Helix, inclusive of operating advances, toward the purchase consideration (net cash paid by the Company inclusive of cash advances as loans receivable was $9,964,691 after adjustment for cash acquired of $35,309). The Company also issued 5,283 shares of common stock at closing using a value per share of $1,325.00 pursuant to the Helix Purchase Agreement. The fair value of the share consideration paid at closing to be $5,901,133 using the closing share price of the Company on the date of acquisition.

The loans receivable applied toward the purchase consideration had originated during the negotiation to purchase Helix, whereby the Company had advanced an aggregate of $400,000 to Helix during 2020 and 2021 in the form of loans (“Helix Loans”). Upon execution of the purchase agreement to acquire Helix, the Company paid Helix an additional $400,000 to be used for operating expenses pending the closing of the Helix acquisition (“Helix Operating Expense Payments”). The Company had recorded these advances totaling $800,000 as loans receivable at March 31, 2021 pending the closing of the acquisition. The Company was to receive full credit toward the purchase consideration for the Helix Loans and Helix Operating Expense Payments if the acquisition of Helix were to close by April 30, 2021. If acquisition of Helix were to close after April 30, 2021, but on or prior to May 14, 2021, the Company was to receive full credit toward the purchase price for the Helix Loans, and a credit toward the purchase price equal to 60% of the Helix Operating Expense Payments. If the acquisition closed after May 14, 2021, the Company was to receive full credit toward the purchase price for the Helix Loans, and a credit toward the purchase price equal to 50% of the Helix Operating Expense Payments. The acquisition did not close by May 14, 2021, and therefore the Company had forgiven 50% of the Helix Operating Expense Payments or $200,000 and applied the remaining balance of the total loans receivable, or $600,000 toward the purchase price of Helix.

A summary of the purchase consideration follows:

Cash paid at closing	$9,400,000
Loans receivable applied toward purchase consideration	600,000
Share consideration issued at closing	5,901,133
Total purchase price consideration	$15,901,133

The allocation of assets acquired and liabilities assumed follows:

Cash	$35,309
Accounts receivable	3,054
Prepaid expenses and other current assets	76,933
Equipment	643,537
Operating lease right-of-use asset	803,503
Intangible assets	3,600,000
Goodwill	12,393,591
Other non-current assets	31,015
Deferred revenue	(9,036)
Deferred income taxes	(756,000)
Operating lease liability	(803,503)
Long-term debt	(117,270)
Total	$15,901,133

F-27

The acquired intangible assets, useful lives fair value determined at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$800,000
Developed technology	5	2,800,000
Total		$3,600,000

The results of operations of Helix are in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. The goodwill recorded in the Helix acquisition is not deductible for tax purposes. Transaction related expenses were $604,603 for the year ended June 30, 2021 are included in general and administrative expenses in the consolidated statements of operations. The transaction expenses incurred for the Helix acquisition include a charge of $200,000 related to the forgiveness of Helix Operating Expense Payments discussed above, and an additional $100,000 of operating expense advances to fund the Helix operations prior to closing that were not eligible to be applied toward the purchase consideration.

Acquisition of Lucky Dino

On March 1, 2021, the Company completed the acquisition of the operating assets and specified liabilities that comprise the online gaming casino operations of Lucky Dino for cash paid at closing €25,000,000 ($30,133,725 using exchange rates in effect at the acquisition date), or with net cash paid being €24,001,795 ($28,930,540 using exchange rates in effect at the acquisition date) after adjustment for cash acquired of €998,205 ($1,203,185 using exchange rates in effect at the acquisition date). The acquisition of Lucky Dino was funded with available cash on hand.

The allocation assets acquired and liabilities assumed follows:

Restricted cash	$1,203,185
Other receivables	131,111
Equipment	13,765
Operating lease right-of-use asset	371,898
Intangible assets	19,100,000
Goodwill	10,541,217
Other non-current assets	37,840
Accounts payable and accrued expenses	(319,149)
Liabilities to customers	(574,244)
Operating lease liability	(371,898)
Total	$30,133,725

The acquired intangible assets, useful lives and fair value determined at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$2,100,000
Gaming licenses	2	800,000
Developed technology	5	5,500,000
Player relationships	5	10,700,000
Total		$19,100,000

The results of operations of Lucky Dino are included in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. The goodwill recorded in the Lucky Dino acquisition is deductible for tax purposes. Transaction related expenses were $1,280,766 for the year ended June 30, 2021 and are included in general and administrative expenses in the consolidated statements of operations.

F-28

Acquisition of EGL

On January 21, 2021, the Company acquired all the issued and outstanding share capital of EGL for total purchase consideration of $2,975,219. The total purchase consideration included $481,386 of cash paid at closing, (net cash paid at closing being $477,350 after adjustment for cash acquired of $4,036), and the issuance of 2,925 shares of common stock with a fair value of $2,193,833 as determined using the closing share price on the date of acquisition. The purchase consideration also included an estimate of $300,000 for contingent consideration (“Holdback Consideration”) payable by the Company in cash and share consideration based on the progress of EGL towards the achievement of certain revenue targets based on the ability of EGL to achieve certain revenue targets by May 16, 2021. The Holdback Consideration was settled by the Company for $145,153 paid in cash, (increasing the total cash paid for EGL to $622,503), and through issuance of 631 shares of common stock with a fair value of $597,650, as determined using the closing price on the date of settlement. The incremental consideration paid in excess of the amount estimated at Holdback Consideration of $442,803 was recorded to change in fair value of contingent consideration within the statement of operations for the year ended June 30, 2021.

The terms of the EGL purchase agreement may further require the Company to pay an additional $2,750,000 (equivalent to approximately £2,000,000 of purchase price using exchange rates at the acquisition date) in contingent earnout consideration (“Earnout Consideration”) if EGL is to achieve an earnings benchmark on the 18-month anniversary of the closing date. On the date of acquisition, the Company determined that the likelihood of a payout of the Earnout Consideration was remote and therefore did not assign a value to the Earnout Consideration on the date of acquisition. This considers the Earnout Consideration benchmark increases during the earnout period for amounts invested by the Company in the operations of EGL. The Earnout Consideration benchmark used to determine the minimum threshold for payment of additional purchase consideration payable by the Company also increases should there be an increase in the value of the share consideration that was issued by the Company on the date of acquisition.

A summary of the purchase consideration follows:

Cash paid at closing	$481,386
Share consideration issued at closing	2,193,833
Holdback Consideration	300,000
Total purchase price consideration	$2,975,219

The allocation of assets acquired and liabilities assumed follows:

Cash	$4,036
Accounts receivable	141,031
Other receivables	32,923
Equipment	11,274
Intangible assets	1,371,789
Goodwill	1,978,668
Other non-current assets	5,382
Accounts payable and accrued expenses	(118,157)
Deferred revenue	(95,062)
Notes payable	(68,589)
Deferred income taxes	(288,076)
Total	$2,975,219

The acquired intangible assets, useful lives and fair value at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$411,537
Developed technology	5	823,073
Customer relationships	5	137,179
Total		$1,371,789

F-29

The following table summarizes the change in fair value of the Holdback Consideration that was settled by the Company through the payment of cash and issuance of common stock:

Fair value of contingent share consideration at January 21, 2021	$300,000
Change in fair value contingent consideration	442,803
Payment of Holdback Consideration in cash	(145,153)
Stock issued of Holdback Contingent in shares	(597,650)

Fair value of contingent share consideration at June 30, 2021	$—

The results of operations of EGL are included in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. The goodwill recorded in the EGL acquisition is not deductible for tax purposes. Transaction related expenses were immaterial for the year ended June 30, 2021.

Acquisition of Argyll

On July 31, 2020, the Company acquired Argyll, an online casino and sportsbook operator for total purchase consideration $7,802,576. The purchase consideration includes $1,250,000 in cash comprised of a cash deposit of $500,000 that had been paid during the year ended June 30, 2020, as well as cash paid at closing of $750,000 (net cash paid being $728,926 in fiscal 2021 after adjustment for cash acquired of $21,074). The purchase consideration also includes the issuance of 6,500 shares of common stock with a fair value of $3,802,500 and the issuance of warrants to purchase up to 10,000 shares of common stock of the Company at an exercise price of $800.00 per share during a term of three years.

A summary of the purchase consideration follows:

Cash paid	$1,250,000
Share consideration issued at closing	3,802,500
Fair value of warrants issued at closing	2,750,076
Total purchase price consideration	$7,802,576

The allocation of assets acquired and liabilities assumed follows:

Cash	$21,074
Receivables reserved for users	27,777
Other receivables	605,898
Prepaid expenses and other current assets	413,441
Equipment	70,712
Operating lease right-of-use asset	373,016
Intangible assets	7,333,536
Goodwill	4,143,224
Other non-current assets	1,130,034
Accounts payable and accrued expenses	(2,471,244)
Liabilities to customers	(1,737,106)
Notes payable	(327,390)
Operating lease liability	(240,353)
Deferred income taxes	(1,540,043)
Total	$7,802,576

The acquired intangible assets, useful lives and a fair value at the acquisition date follows:

	Useful Life (years)	Fair Value
Tradename	10	$1,440,516
Gaming licenses	2	916,692
Player interface	5	2,226,252
Player relationships	5	2,750,076
Total		$7,333,536

F-30

The results of operations of Argyll are included in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. During the year ended June 30, 2021, the Company recorded a measurement period adjustment to reduce the preliminary purchase consideration by $2,738,095 as the Company updated the fair value of the warrants issued using a Monte Carlo simulation. The Company also recorded a measurement period adjusted to update the preliminary purchase price allocation based on final allocation of fair value to identifiable intangible assets. The goodwill is not deductible for tax purposes. Transaction related expenses were immaterial for the year ended June 30, 2021.

On March 3, 2023, the Company’s Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Entertainment had net liabilities of approximately $1,640,000 as of December 31, 2022. The Company fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK in the year ended June 30, 2022. This is discussed further in Note 21, Subsequent Events.

Acquisition of Flip

On September 3, 2020 the Company acquired the software development operations of Flip Sports Limited (“FLIP”) for cash of $100,000, share consideration of $411,817 resulting from the issuance 938 shares of common stock by the Company at the share price on the date of acquisition, and contingent share consideration payable based on the retention of certain key FLIP employees and having an estimated fair value of $500,000 on the date of acquisition. The contingent share consideration was settled on March 3, 2021 through the issuance of 938 shares of common stock have a market value on the date of settlement of $1,805,804, resulting in the recognition of $1,305,804 as the change in fair value of contingent consideration in the consolidated statement of operations for the year ended June 30, 2021.

A summary of the purchase consideration follows:

Cash	$100,000
Share consideration issued at closing	411,817
Contingent share consideration	500,000
Total purchase price consideration	$1,011,817

The allocation to the assets acquired follows:

Intangible assets (developed software)	$550,000
Goodwill	461,817
Total purchase price consideration	$1,011,817

The developed software was determined to have an estimated useful life of 5 years. During the year ended June 30, 2021, the Company recorded a measurement period adjustment of $88,183 to reduce the amount of goodwill due to a decrease in the fair value of the purchase share consideration issued at closing. The following table summarizes the change in fair value of the FLIP contingent share consideration that was settled by the Company through the issuance of common stock:

Fair value of contingent share consideration at September 3, 2020	$500,000
Change in fair value contingent consideration	1,305,804
Stock issued settlement of contingent share consideration (March 3, 2021)	(1,805,804)
Fair value of contingent share consideration at June 30, 2021	$—

The results of operations of FLIP are included in the consolidated financial statements of the Company for the year ended June 30, 2021 since the date of acquisition. The goodwill recorded in the FLIP acquisition is deductible for tax purposes. Transaction related expenses for FLIP were not material to the consolidated statement of operations.

F-31

Pro Forma Operating Results

The following table summarizes pro forma results of operations for the year ended June 30, 2021 as if Bethard, as well as the fiscal year 2021 acquisitions of the Company completed during the year ended June 30, 2021, namely Argyll, Lucky Dino, EGL, GGC and Helix, had been acquired on July 1, 2020. The results of operations of FLIP acquired during the year ended June 30, 2021 were excluded from the pro forma presentation for the year ended June 30, 2021 due to immateriality. The results of operations of Bethard, as well as the previous acquisitions identified above, are included in the consolidated statement of operations of the Company for the year ended June 30, 2022, with any differences resulting from the acquisition of Bethard on July 13, 2021 assessed as immaterial.

The pro forma results of operations for the year ended June 30, 2021 were prepared for comparative purposes only and do not purport to be indicative of what would have occurred had these acquisitions been made as of July 1, 2020 and may not be useful in predicting the future results of operations for the Company. The actual results of operations may differ materially from the pro forma amounts included in the table below:

Unaudited Pro Forma for the year ended June 30, 2021
Net revenue	$62,289,822
Net loss	$(41,054,763)
Net loss per common share, basic and diluted	$(223.00)

The pro forma operating results of operations for the year ended June 30, 2021 are based on the individual historical results of the Company and the businesses acquired, with adjustments to give effect as if the acquisitions had occurred on July 1, 2020, after giving effect to certain adjustments including the amortization of intangible assets and depreciation of equipment resulting from the acquisitions.

F-32

Note 4 – Other Receivables

The components of other receivables follows:

	June 30, 2022	June 30, 2021
Marketing receivables from revenue partners	$-	$233,725
Receivable from revenue sharing arrangement	-	137,461
Indirect taxes	306,040	135,676
Other	66,243	151,883
Other receivables	$372,283	$658,745

Note 5 – Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets follows:

	June 30, 2022	June 30, 2021
Prepaid marketing costs	$298,300	$1,727,669
Prepaid insurance	230,404	175,620
Prepaid gaming costs	575,113	687,866
Other	439,236	673,189
Prepaid expenses and other current assets	$1,543,053	$3,264,344

Note 6 – Equipment

The components of equipment follow:

	June 30, 2022	June 30, 2021
Computer equipment	$35,911	$258,049
Furniture and equipment	34,526	249,070
Leasehold improvements	-	221,787
Finance lease asset	-	117,979
Equipment, at cost	70,437	846,885
Accumulated depreciation and finance lease amortization	(26,512)	(119,943)
Equipment, net	$43,925	$726,942

During the years ended June 30, 2022 and 2021, the Company recorded total depreciation expense and finance lease amortization of $154,464 and $111,380, respectively. Impairment of $653,107 for the Argyll computer equipment and furniture and equipment, EGL computer equipment and the Helix Game Centers computer equipment, furniture and equipment, leasehold improvements and finance lease assets was recorded in asset impairment charges in the consolidated statements of operations for the year ended June 30, 2022. There was no impairment in the year ended June 30, 2021.

F-33

Note 7 – Goodwill and Intangible Assets

A reconciliation of goodwill and accumulated goodwill impairment losses, by reportable segment, is as follows:

		EEG iGaming	EEG Games	Total
Balance as of July 1, 2020
Goodwill, net (1)	(1)	$-	$-	$-
Goodwill acquired during the year		15,146,258	25,818,092	40,964,350
Effects of foreign currency exchange rates		(37,246)	10,266	(26,980)
Balance as of June 30, 2021
Goodwill, gross		15,109,012	25,828,358	40,937,370
Accumulated goodwill impairment charges		-	-	-
Goodwill, net		15,109,012	25,828,358	40,937,370
Goodwill acquired during the year		11,292,685	-	11,292,685
Effects of foreign currency exchange rates		(2,888,340)	(93,771)	(2,982,111)
Impairment charges		(3,852,876)	(23,119,755)	(26,972,631)
Balance as of June 30, 2022
Goodwill, gross		23,513,357	25,734,587	49,247,944
Accumulated goodwill impairment charges		(3,852,876)	(23,119,755)	(26,972,631)
Goodwill, net		$19,660,481	$2,614,832	$22,275,313

(1)	As of July 1, 2020 the Company had not yet acquired any goodwill.

During the third quarter, the Company concluded that goodwill impairment indicators existed based on the significant volatility in the Company’s stock price where the Company experienced a sustained reduction from the middle of the quarter through March 31, 2022 and subsequently. As of March 31, 2022, the Company determined that in-person attendance at its Helix and customer game centers was not expected to attain levels previously forecasted and that under the current liquidity and investment constraints is the Company was less likely to reach the previously forecasted revenue and profits for EGL and GGC. These factors and the continuing impacts of the COVID-19 pandemic, and uncertainties caused by inflation and world stability, resulted in the Company evaluating its goodwill and long-lived assets, including intangible assets, for impairment as of March 31, 2022. The Company tests its goodwill for impairment annually on April 1. There was no further impairment identified as of the annual testing date from that recognized as of March 31, 2022. In the three months ending June 30, 2022, while implementing cost saving initiatives, and with the continuing liquidity and investment restraints and further reduction in the Company’s already deflated stock price, the Company again concluded that as of June 30, 2022, goodwill impairment indicators existed, and the Company evaluated its goodwill and long-lived assets, including intangible assets, for further impairment as of the end of the fiscal year.

The Company performed its interim impairment tests on its long-lived assets, including its definite-lived intangible assets using an undiscounted cash flow analysis to determine if the cash flows expected to be generated by the asset groups over the estimated remaining useful life of the primary assets were sufficient to recover the carrying value of the asset groups, which were determined to be at the business component level. Based on the circumstances described above as of March 31, 2022, the Company determined its EGL, Helix, and GGC asset groups failed the undiscounted cash flow recoverability test and as of June 30, 2022 the Argyll asset group failed the undiscounted cash flow recoverability test. Accordingly, the Company estimated the fair value of its individual long-lived assets to determine if any asset impairment charges were present. The Company’s estimation of the fair value of the definite-lived intangible assets included the use of discounted cash flow and cost analyses, reflecting estimates of future revenues, royalty rates, cash flows, discount rates, development costs and obsolescence. Based on these analyses, the Company concluded the fair values of certain intangible assets were lower than their current carrying values, and recognized impairment totaling $3,644,048 and $12,100,997 for the Argyll, EGL, GGC and Helix tradenames and developed technology and software, respectively, $1,675,580 for the Argyll and EGL player relationships, and $35,519 for the Argyll gaming licenses, totaling $17,456,144 for the year ended June 30, 2022 in asset impairment charges in the consolidated statements of operations.

In accordance with ASC 350, for goodwill, after considering the asset impairment charges to the asset groups, the Company performed its interim and annual goodwill impairment tests, which compared the estimated fair value of each reporting unit to its respective carrying values. The estimated fair value of each reporting unit was derived primarily by utilizing a discounted cash flows analysis. The results of the impairment tests performed indicated that the carrying value of the EGL, GGC and Helix reporting units exceeded their estimated fair values determined by the Company. Based on the results of the goodwill impairment testing procedures, the Company recognized impairments of goodwill of $1,895,164 for the EGL reporting unit, $8,831,000 for the GGC reporting unit, and $12,393,591 for the Helix reporting unit, for a total of $23,119,755 for the EEG Games segment, and $3,852,876 for the iGaming Argyll (UK) reporting unit of the EEG iGaming segment, totaling $26,972,631 for the year ended June 30, 2022 in asset impairment charges in the consolidated statements of operations. As of June 30, 2022, the Company determined there was no impairment related to the remaining $19,660,481 of goodwill in the iGaming Malta reporting unit and EEG iGaming segment and $2,614,832 of goodwill in the GGC reporting unit and EEG Games segment.

The assumptions used in the cost and undiscounted and discounted cash flow analyses require significant judgment, including judgment about appropriate growth rates, and the amount and timing of expected future cash flows. The Company’s forecasted cash flows were based on the current assessment of the markets and were based on assumed growth rates expected as of the measurement date. The key assumptions used in the cash flows were revenue growth rates, operating expenses and gross margins and the discount rates in the discounted cash flows. The assumptions used consider the current early growth stage of the Company and the emergence from a period impacted by COVID-19. The industry markets are currently at volatile levels and future developments are difficult to predict. The Company believes that its procedures for estimating future cash flows for each reporting unit, asset group and intangible asset are reasonable and consistent with current market conditions as of the testing date. If the markets that impact the Company’s business continue to deteriorate, the Company could recognize further goodwill and long-lived asset impairment charges.

In total, as described in detail above, the Company recorded $44,428,775 of goodwill and definite-lived intangible asset impairment charges for the year ended June 30, 2022.

There were no asset impairment charges for goodwill or long-lived assets, including definite-lived intangible assets, for the year ended June 30, 2021.

F-34

The table below reflects the adjusted gross carrying amounts for these intangible assets. The intangible amounts comprising the intangible asset balance are as follows:

	June 30, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Tradenames	$5,835,512	$(578,960)	$5,256,552
Developed technology and software	10,109,366	(1,935,018)	8,174,348
Gaming licenses	1,317,567	(774,760)	542,807
Player relationships	20,920,029	(4,757,813)	16,162,216
Internal-use software	225,086	(14,520)	210,566

Total	$38,407,560	$(8,060,653)	$30,346,489

	June 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Tradename	$7,396,804	$(257,018)	$7,139,786
Developed technology and software	25,231,659	(1,242,605)	23,989,054
Gaming licenses	1,752,612	(573,876)	1,178,736
Player relationships	13,956,083	(1,253,135)	12,702,948
Internal-use software	777,171	(15,140)	762,031

Total	$49,114,329	$(3,341,774)	$45,772,555

Amortization expense was $11,872,117 and $3,304,872 for the years ended June 30, 2022 and 2021, respectively. The amortization for EEG iGaming segment was $8,544,593 and $2,782,446, EEG Games segment was $3,192,236 and $421,593 and for the Other segment was $135,288 and $100,833, for the years ended June 30, 2022 and 2021, respectively.

The estimated future amortization related to definite-lived intangible assets is as follows:

Fiscal 2023	$7,533,227
Fiscal 2024	6,990,001
Fiscal 2025	6,990,001
Fiscal 2026	5,870,261
Fiscal 2027	665,547
Thereafter	2,297,452
Total	$30,346,489

Note 8 – Other Non-Current Assets

The components of other non-current assets follow:

	June 30, 2022	June 30, 2021
iGaming regulatory deposits	$1,715,053	$755,474
iGaming deposits with service providers	261,825	434,738
Rent deposit	80,520	91,253
Other	4,778	33,544
Other non-current assets	$2,062,176	$1,315,009

F-35

Note 9 – Account Payable and Accrued Expenses

The components of account payable and accrued expenses follow:

	June 30, 2022	June 30, 2021
Trade accounts payable	$5,069,616	$2,609,212
Accrued marketing	2,388,987	1,582,470
Accrued payroll and benefits	833,322	1,093,263
Accrued gaming liabilities	446,626	758,536
Accrued professional fees	555,967	704,748
Accrued jackpot liabilities	297,970	432,504
Accrued other liabilities	2,751,564	988,082
Accrued legal settlement (Note 13)	-	289,874
Total	$12,344,052	$8,458,689

Note 10 – Related Party Transactions

The Company’s recently appointed CEO (Note 21) owns less than 5% of Oddin.gg, a vendor of the Company, that was owed $63,010 and $9,480 by the Company as of June 30, 2022 and 2021, respectively.

The Company reimburses the Chief Executive Officer for office rent and related expenses. The Company incurred charges owed to the Chief Executive Officer for office expense reimbursement of $4,800 for both years ended June 30, 2022 and 2021. As of June 30, 2022 and 2021, there were no amounts payable to the Chief Executive Officer.

On May 4, 2017, the Company entered into a services agreement and a referral agreement with Contact Advisory Services Ltd., an entity that is partly owned by a member of the Board of Directors. The Company incurred general and administrative expenses of $26,148 and $96,020 for years ended June 30, 2022 and 2021, respectively, in accordance with these agreements. As of June 30, 2022 and 2021, there were no amounts payable to Contact Advisory Services Ltd.

The Company retained services from a member of its Board of Directors through a consultancy agreement dated August 1, 2020 and an employment agreement dated June 15, 2020. The consultancy agreement required payments of £18,000 ($21,920 translated using the exchange rate in effect at June 30, 2022) per month to the firm that is controlled by this member of the Board of Directors. The individual also received payroll of $500 per month through the employment agreement as Chief Operating Officer. The member resigned from the Board of Directors and from his role as Chief Operating Officer on May 31, 2022 and the consultancy agreement and the employment agreement were terminated. The member remained as an advisor to the Company with an annual fee of $60,000.

The Company retained the services of its Chief Financial Officer through a consultancy agreement dated April 2, 2022 and an employment agreement dated April 2, 2022. The Company remits monthly payments to its Chief Financial Officer of NZD 36,995 ($23,524 translated using the exchange rate in effect at June 30, 2022) under the consultancy agreement and $500 per month under the employment agreement. In connection with this appointment the Company provided a one-time issuance of 2,000 shares of Common Stock to the Chief Financial Officer.

During the year ended June 30, 2022, the Company engaged in transactions with Tilt, LLC a game center operator controlled by the head of GGC. This included net sales Tilt, LLC in the amount of $222,559 for game center equipment, and amounts paid to Tilt, LLC of $33,600 for equipment leased, $16,589 for services, $20,128 for cryptocurrency mining and $140,000 for purchases of computer inventory.

Note 11 – Leases

The Company leases office and building space and equipment under operating lease agreements and equipment under finance lease agreements. The Company’s lease agreements have terms not exceeding five years. Certain leases contain options to extend that are assessed by management at the commencement of the lease and are included in the lease term if the Company is reasonably certain of exercising. In July 2021, the Company commenced a lease for office space of approximately 284 square meters in Saint Julians, Malta over a 3-year lease term. The lease has an annual expense of €83,000, increasing 4% annually. At lease inception, the Company determined it was not reasonably certain to exercise any of the options to extend. In October 2021, the Company commenced a lease for building space of approximately 3,200 square feet at the University of California in Los Angeles over a 5-year lease term. The lease has an annual expense of $17,500, increasing 3% annually. At lease inception, the Company determined it was not reasonably certain to exercise any of the options to extend.

F-36

In March 2022 the Company commenced a finance lease for computer equipment for one of its owned and operated game centers. The lease had annual payments of $40,103 including 8% interest. The lease term was approximately 2.5 years. In June 2020 the Company commenced a finance lease for computer equipment for one of its owned and operated game centers. The lease had annual payments of $50,702 including 8% interest. The lease term was approximately 2.5 years. These game center computer equipment finance leases were disposed of during June 2022.

The consolidated balance sheet allocation of assets and liabilities related to operating and finance leases is as follows:

	Consolidated Balance Sheet Caption	June 30, 2022	June 30, 2021
Assets:
Operating lease assets	Operating lease right-of-use assets	$164,288	$1,272,920
Finance lease assets	Equipment, net	-	114,540
Total lease assets		$164,288	$1,387,460
Liabilities:
Current:
Operating lease liabilities	Operating lease liability – current	$364,269	$414,215
Finance lease liabilities	Current portion of notes payable and other long-term debt	-	50,702
Long-term:
Operating lease liabilities	Operating lease liability – non-current	669,286	878,809

Finance lease liabilities	Notes payable and other long-term debt	-	63,161

Total lease liabilities		$1,033,555	$1,406,887

The Company recognized in asset impairment charges in the consolidated statements of operations, $1,416,807 for operating lease right-of-use assets for the Helix Game Center building rentals and $175,858 for the Helix computer equipment finance leases. The operating lease expense and finance lease expense, excluding asset impairment charges, for the year ended June 30, 2022 were $356,395 and $33,398, respectively. The outstanding lease liabilities for the Helix equipment and finance leases were assumed by the purchaser in the Helix transaction on June 10, 2022. The operating lease expense and finance lease expense for the year ended June 30, 2021 were $156,543 and $2,039, respectively. The rent expense for short-term leases was not material to the consolidated financial statements.

F-37

Weighted average remaining lease terms and discount rates follow:

	June 30, 2022	June 30, 2021
Weighted Average Remaining Lease Term (Years):
Operating leases	3.87	4.11
Finance leases	-	2.50

Weighted Average Discount Rate:
Operating leases	8.00%	6.82%
Finance leases	-%	8.00%

The future minimum lease payments at June 30, 2022 follow:

Operating Lease
Fiscal 2023	$364,269
Fiscal 2024	311,362
Fiscal 2025	221,167
Fiscal 2026	227,802
Fiscal 2027	57,368
Thereafter	-
Total lease payments	1,181,968
Less: imputed interest	(148,413)
Present value of lease liabilities	$1,033,555

Note 12 – Long-term Debt

Notes Payable and other long-term debt

The components of notes payable and other long-term debt follows:

	Maturity	Interest Rate as of June 30, 2022	June 30, 2022	June 30, 2021
Notes payable	April 30, 2023	3.49%	$139,538	$330,654
Finance lease obligation (Note 11)	—	—	-	113,863
Total			139,538	444,517
Less current portion of notes payable and long-term debt			(139,538)	(223,217)
Notes payable and other long-term debt			$-	$221,300

The Company assumed a note payable of £250,000 (equivalent to $327,390) in connection with its acquisition of Argyll on July 31, 2020. The term loan was issued on April 30, 2020 and has a maturity of 3 years, bears interest at 3.49% per annum over the Bank of England base rate, and is secured by the assets and equity of Argyll. The monthly principal and interest payments on the note payable commenced in June 2021 and continue through May 2023. The principal balance of the notes payable on June 30, 2022 was £114,583 ($139,538 using exchange rates at June 30, 2022). Interest expense on the note payable was $9,076 and $962 for the years ended June 30, 2022 and 2021, respectively. The finance lease obligations were assumed by the purchasers in the Helix transaction (see Note 11).

The maturities of long-term debt are as follows:

Fiscal 2023	$139,538
Total	$139,538

F-38

Senior Convertible Note

On June 2, 2021, the Company issued the existing senior convertible note (the “Old Senior Convertible Note”) before it was exchanged for the new Senior Convertible Note (the “New Note”) on February 22, 2022. The Old Senior Convertible Note was issued to the Holder in the principal amount of $35,000,000 with the Company receiving proceeds at issuance of $32,515,000, net of debt issuance costs of $2,485,000. The Old Senior Convertible Note would have matured on June 2, 2023, at which time the Company would have been required to repay the original principal balance and the Premium on Principal. The aggregate principal of the Old Senior Convertible Note repayable at maturity was $37,100,000 and the Old Senior Convertible Note accrued interest at rate of 8% per annum payable in cash monthly. The Old Senior Convertible Note was issued with 20,000 Series A Warrants and 20,000 Series B Warrants. On the date of issuance, the Company recorded the fair value of the Series A Warrants and Series B Warrants as a discount to the Old Senior Convertible Note totaling $26,680,000. The debt discount was being amortized to interest expense over the term of the Old Senior Convertible Note using the effective interest method. The obligation resulting from the issuance of the Series A Warrants and Series B Warrants was determined to qualify for liability classification on the consolidated balance sheet. See below for further discussion of the Series A Warrants and Series B Warrants.

The Old Senior Convertible Note was convertible, at the option of the Holder, into shares of the Company’s Common Stock at a conversion price of $1,750.00 per share. The conversion amounts were calculated as the principal balance identified for conversion plus the Premium on Principal. At any time after issuance, the Company had the option, subject to certain conditions, to redeem some or all of outstanding principal, inclusive of any minimum return due to the Holder based on the number of days the principal was outstanding.

On February 22, 2022, the Company agreed to enter into an exchange agreement (the “Exchange Agreement”) with the Holder whereby the Old Senior Convertible Note, with a remaining principal amount of $29,150,001, was exchanged for the New Note in the aggregate principal amount of $35,000,000. The increase in the principal balance outstanding of $5,849,999 was recognized as a loss on extinguishment of Senior Convertible Note in the second quarter ended December 31, 2021, and is included in the consolidated statements of operations for the year ended June 30, 2022. The Company further accelerated the recognition of the remaining debt discount and Premium on Principal in connection with the exchange and issuance of the New Note during the second quarter ended December 31, 2021, which is included in the loss on extinguishment of the Old Senior Convertible Note of $22,628,805 for the year ended June 30, 2022 in the consolidated statements of operations.

The interest rate on the Old Senior Convertible Note from June 2, 2022 through February 22, 2022, was 8.0% per annum, and remained unchanged in the New Note. From and after the occurrence and during the continuance of any Event of Default (as defined in the New Note), the interest rate shall automatically be increased to 12.0% per annum. As further described below, the Company was not in compliance with certain debt covenants under the Old Senior Convertible Note and New Note, but received a waiver from compliance through March 30, 2022. The Company was subject to begin accruing interest expense at a rate of 12% beginning March 31, 2022, as compared to using the set rate of 8.0%, and has recorded the additional $350,000 interest expense for the difference in rates in accounts payable and accrued expenses in the consolidated financial statements for the year ended June 30, 2022. The maturity date (the “Maturity Date”) of the Exchange Agreement has remained unchanged in the Exchange Agreement and the New Note is due on June 2, 2023, subject to extension in certain circumstances, including bankruptcy and outstanding events of default. The ability of the Company to redeem the principal balance outstanding also remains unchanged. The Company may redeem the New Note, subject to certain conditions, at a price equal to 100% of the outstanding principal balance outstanding, together with accrued and unpaid interest and unpaid late charges thereon.

The New Note is convertible, at the option of the Holder, into shares of the Company’s Common Stock at a conversion price of $1,750.00 per share. The New Note is subject to a most favored nations provision and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If the Company enters into any agreement to issue (or issues) any variable rate securities, the Holder has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the New Note, in addition to the default interest rate discussed above, the Holder may elect to alternatively convert the New Note at the Alternate Conversion Price (as defined in the New Note). In connection with an Event of Default, the Holder may require the Company to redeem in cash any or all of the New Note. The redemption price will equal 100% of the outstanding principal of the New Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or an amount equal to market value of the shares of the Company’s Common Stock underlying the New Note, as determined in accordance with the New Note, if greater. The Holder will not have the right to convert any portion of a New Note, to the extent that, after giving effect to such conversion, the Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. The Holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase. The Company is currently in default and the Holder has not yet elected to alternatively convert.

F-39

In addition, unless approval of the Company’s stockholders as required by the Nasdaq is obtained, the Company is prohibited from issuing any shares of Common Stock upon conversion of the New Note or otherwise pursuant to the terms of the New Note, if the issuance of such shares of Common Stock would exceed 19.99% of the Company’s outstanding shares of Common Stock or otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Should the Holder convert the principal balance outstanding at June 30, 2022 at the Alternate Conversion Price that is currently available to the Holder, or a portion of the principal balance, the Company may be subject to remit amounts to the Holder materially in excess of the principal balance outstanding through payment of cash. Refer to the Alternate Conversion discussion below for further information of this settlement option available to the Holder.

In connection with a Change of Control (as defined in the New Note), the Holder may require the Company to redeem all or any portion of the New Note. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the New Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of the Company’s Common Stock underlying the New Note, as determined in accordance with the New Note, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of the Company’s Common Stock underlying the New Note, as determined in accordance with the New Note.

At any time after the date the Company provides notice to the Holder of the Company incurring additional debt, the Holder will have the right to have the Company redeem all or a portion of the New Note at a redemption price of 100% of the portion of the New Note subject to redemption.

Under the New Note, and consistent with the Old Senior Convertible Note, the Company is subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The Company is also subject to certain financial debt covenants relating to available cash, minimum annual revenues, ratio of debt to market capitalization and minimum cash flow.

The New Note is subject to a most favored nation provision and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If the Company enters into any agreement to issue, or issue any variable rate securities, the Holder of the New Note has the additional right to substitute such variable price (or formula) for the conversion price. If the Holder were to substitute a floor price of $218.32 (“Conversion Floor Price”) as the variable price, the Company would be required to settle in cash any difference between the market value of the shares subject to conversion at the floor price and the market value of the shares using the variable price, excluding any reference to the floor. The Holder of the Senior Convertible Note also has the right to have the Company redeem all or a portion of the New Note should the Company provide notice of incurring additional debt.

If an Event of Default occurs, the Holder of the Senior Convertible Note has the right to alternate conversion (“Alternate Conversion”) and may elect to convert the Senior Convertible Note, inclusive of a 15% premium payable (“Incremental Premium”) in cash due upon such an acceleration of the applicable principal, at a price (“Alternate Conversion Price”) equal to the greater of the Conversion Floor Price of $218.32 or a price derived from the volume weighted average price of the Company’s Common Stock at the time of Alternate Conversion. If the Alternate Conversion were to include the Conversion Floor Price of $218.32 as the Alternate Conversion Price, the Company would be required to settle in cash any difference between the market value of the shares subject to the Alternate Conversion using the floor price and the market value of the shares using the Alternate Conversion Price, excluding any reference to the floor. The Company is currently in default and the Holder has not yet elected to alternatively convert. See further discussion in make-whole derivative liability below.

F-40

As discussed above, during the three months ended December 31, 2021, the Company had not maintained compliance with the covenants of the Senior Convertible Note, having identified non-compliance with the same financial debt covenants previously identified at September 30, 2021. The Company obtained a waiver from the compliance with certain covenants, as of December 31, 2021 and through March 30, 2022. The Company further entered into a non-binding term sheet dated February 22, 2022, to restructure the New Note to mitigate the risk of default on the covenants in future periods. This term sheet expired without a new debt facility being completed. Since the expiration of the waiver on March 30, 2022, the Company is not in compliance with its covenants. At June 30, 2022, the Company is in default under the terms of the Senior Convertible Note. The Senior Convertible Note matures in less than 12 months from June 30, 2022, and the Company has continued to recognize its obligation under the Senior Convertible Note as a current liability in the consolidated balance sheet. The Company has not remitted payment to the Holder of the Senior Convertible Note an amount equal to 30% of the gross proceeds from the March 2022 Offering to be applied as a reduction of principal (see Note 16).

The Company previously determined that it had not maintained compliance with its Senior Convertible Note covenants at September 30, 2021. The Company therefore requested and received a waiver dated October 13, 2021 for (i) any known breaches or potential breaches of financial debt covenants in effect related to the available cash test and minimum cash flow test through December 25, 2021, (ii) any known breach resulting from the placement of a lien on the outstanding share capital of Prozone Limited, the entity that holds the assets of Bethard through the Additional Payment Due Date (see Note 3 for discussion of the Bethard acquisition) and (iii) any known breach which would result from the Company’s announcement that it would purchase an equity interest in Game Fund Partners Group LLC through the contribution of up to 2,000 shares of Common Stock. In addition, the Company requested and received an amendment to the Senior Convertible Note wherein the permitted ratio of outstanding debt to market capitalization was increased temporarily from 25% to 35% through December 25, 2021.

In consideration for the October 13, 2021 waiver, the Company agreed to permit the conversion of up to $7,500,000 of the original principal balance of the Senior Convertible Note at the Alternate Conversion Price into shares of Common Stock, exclusive of the Premium on Principal and Incremental Premium that applies to an Alternate Conversion. During the year ended June 30, 2022, the Holder of the Senior Convertible Note had converted the full principal amount of $7,500,000 into 25,145 shares of Common Stock. As a result of these conversions of principal, the Company recorded a loss on conversion of senior convertible note of $5,999,662 in the consolidated statement of operations for the year ended June 30, 2022. The loss on conversion included accelerated amortization of the debt discount of $4,515,273, accelerated amortization of the Premium on Principal of $288,300 and the Incremental Premium due on conversion of $1,196,089.

The Company also previously obtained a waiver from the Holder of the Old Senior Convertible Note on November 2, 2021 in connection with its announcement to commence an underwritten registered public offering of its 10.0% Series A Cumulative Redeemable Convertible Preferred Stock (see Note 15). In consideration for this waiver, the Company agreed to increase the cash price payable upon a redemption of the Old Senior Convertible Note by the Company to be equal to 10% of the conversion amount, as defined in Old Senior Convertible Note agreement as any unpaid principal, minimum return due to the Holder, and unpaid interest due on such redemption date. The Company agreed to pay the Holder of the Old Senior Convertible Note an amount of $1,500,000 under the terms of a registration rights agreement. The Company recognized the amount payable to the Holder of the Old Senior Convertible Note under the registration rights agreement in other non-operating income (loss), net, in the consolidated statement of operations for the year ended June 30, 2022 and in accounts payable and accrued expenses at June 30, 2022 on the consolidated balance sheet.

The Company repaid principal of $2,778,427 during the six months from June 30, 2022 to December 31, 2022, using proceeds from the September 2022 equity financing. Subsequent to December 31, 2022 and through April 20, 2023, one business day preceding this filing, the Company has converted $19,261,583 of the Senior Convertible Note through the issuance of 2,242,143 shares of common stock. After including the impact of the conversions reducing the debt by $19,261,583 and the Amendment increasing the debt by $2,950,010, for fees of $450,010 and converted accrued liabilities of $2,500,000, the Company had reduced its outstanding debt on the Senior Convertible Note to $15,910,000 as of February 21, 2023. On April 19, 2023, prior to entering the Note to Preferred Stock Exchange Agreement (see Note 21), the Company redeemed $679,976 of the Senior Convertible Note using funds that were on deposit in favor of the Holder from the Sale of the Bethard Business, further reducing the outstanding debt on the Senior Convertible Note to $15,230,024. Later, on April 19, 2023, the Company entered into the Note to Preferred Stock Exchange Agreement with the Holder to convert the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Convertible Preferred Stock concurrently with the closing of the potential offering that is part of the Company’s approved plan of compliance with the Nasdaq Listing Rules. See further discussion in Note 21, Subsequent Events.

Make-Whole Derivative Liability

The New Note agreement includes provision that should both the Company be in breach of its debt covenants and its price per common share trade below the Conversion Floor Price of $218.32, the Holder may elect the Alternate Conversion option that includes a make-whole provision payable to the Holder in cash. At June 30, 2022, both the Company was in breach of its debt covenants and the price per share of its Common Stock had declined below the Conversion Floor Price. While the Company previously obtained waivers from the Holder of the Old Senior Convertible Note for breach of covenants, as well as a waiver for breach of covenants through March 30, 2022 under the New Note, the Company was unable to comply with the debt covenants under the New Note or otherwise obtain a debt waiver from March 31, 2022 through the year ended June 30, 2022 and subsequent to year end. As a result, the make-whole provision in the New Note agreement was determined to represent an obligation of the Company at June 30, 2022 under the terms of the New Note.

F-41

The make-whole provision in the New Note is a derivative liability. The Company’s obligation to make a payment under the make-whole provision was previously assessed as remote with an immaterial fair value. This considered that the Company had obtained debt waivers from the Holder for its breaches of debt covenants. The Company’s historical stock price had also traded at levels significantly in excess of the Conversion Floor Price. Further, the Company had further signed a non-binding term sheet on February 22, 2022 (in combination with entering into the New Note) for the purpose of revising the debt covenants that were to be included in a revised or amended note agreement. At June 30, 2022, the Company has been unable to complete an agreement to restructure the terms and covenants of the New Note. The stock price further continued to trade materially below the Conversion Floor Price and the Company has also been unable to secure a debt waiver. The fair value of the derivative liability at June 30, 2022 was determined using a Monte Carlo valuation model. See Note 18 for further discussion of the fair value determined for the derivative liability.

At June 30, 2022, the Company estimates that it would be required to issue up to 160,315 shares of Common Stock under the Alternate Conversion provisions of the New Note. The Company further estimated the derivative liability to the holder to be $9,399,620 which is included in the derivative liability in the consolidated balance sheets and the expense was recorded in the change in fair value of derivative liability in the consolidated statements of operations. The make-whole cash liability calculated under the terms of the note of approximately $180,000,000 was materially higher than the fair value of $9,399,620 determined at June 30, 2022 and considers the difference in the market price of the Company’s shares and a floor price of $218.32 multiplied by a number of shares that is based on the outstanding principal and the market price of the Company’s Common Stock at June 30, 2022. The calculated make-whole cash liability may differ materially from the amount at which the Company may be required to pay under the New Note. The Company has held non-binding discussions with the Holder to restructure its obligation under the New Note. However, there can be no guarantee that the Company will be able to reach an agreement to restructure the New Note.

The expected conversion of the Senior Convertible Note to the Series C Convertible Preferred Stock, that will occur concurrently with the closing of the potential offering that is part of the Company’s approved plan of compliance with the Nasdaq Listing Rules, will extinguish the Senior Convertible Note and the remaining related debt outstanding of $15,230,024, as of one business day preceding this filing, and will further eliminate the related derivative liability that had a fair value of $9,399,620 ($180,000,000 approximate cash liability calculated under the terms of the Senior Convertible Note), as of June 30, 2022. See further discussion in Note 21, Subsequent Events.

Warrants

March 2022 Warrants and April 2022 Overallotment Warrants

On March 2, 2022, the Company completed the March 2022 Offering, an equity offering in which it sold 150,000 units at $100.00 consisting of one share of Common Stock and one warrant for a total of 150,000 March 2022 Warrants with an exercise price of $100.00. The Company also sold a further 22,500 April 2022 Overallotment Warrants with an exercise price of $100.00 issued to the underwriters of the offering on April 1, 2022.

The March 2022 Warrants and April 2022 Overallotment Warrants may be exercised at any time after issuance for one share of Common Stock of the Company at an exercise price of $100.00. The March 2022 Warrants and April 2022 Overallotment Warrants are callable by the Company should the volume weighted average share price of the Company exceed $300.00 for each of 20 consecutive trading days following the date such warrants become eligible for exercise. The March 2022 Warrants and April 2022 Overallotment Warrants also contain a beneficial ownership limitation of 4.99% which may be increased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

The Company determined the March 2022 Warrants and April 2022 Overallotment Warrants should be classified as a liability as the warrants are redeemable for cash in the event of a fundamental transaction, as defined in the Common Stock Purchase Warrant Agreement pursuant to which the March 2022 Warrants and April 2022 Overallotment Warrants were purchased, which includes a change in control. The Company has recorded a liability for the March 2022 Warrants at fair value on the issuance date with subsequent changes in fair value reflected in earnings. At March 2, 2022, the date of the Common Stock issuance, the Company determined the total fair value of the March 2022 Warrants to be $9,553,500 and on the date of the Common Stock issuance, the Company determined the total fair value of the April 2022 Overallotment Warrants to be $607,500. At June 30, 2022, the Company determined the total fair value of the March 2022 Warrants and April 2022 Overallotment Warrants to be $2,070,000. The change in fair value of the March 2022 Warrants and April 2022 Overallotment Warrants liability recorded in the consolidated statement of operations for the year ended June 30, 2022 was $8,091,000. See Note 18 for additional disclosures related to the change in the fair value of the warrant liabilities.

F-42

Series A and Series B Warrants

The Company issued 20,000 Series A Warrants and 20,000 Series B Warrants to the holder of the Old Senior Convertible Note. The Exchange Agreement did not impact the Series A Warrants and Series B Warrants previously issued and outstanding. The Series A Warrants may be exercised at any time after issuance for one share of Common Stock of the Company at an exercise price of $1,750.00. The Series B Warrants may only be exercised to the extent that the indebtedness owing under the Senior Convertible Note is redeemed. As a result, for each share of Common Stock determined to be issuable upon a redemption of principal of the Senior Convertible Note, one Series B Warrant will vest and be eligible for exercise at an exercise price of $1,750.00. The Series A Warrants and Series B Warrants are callable by the Company should the volume weighted average share price of the Company exceed $3,250.00 for each of 30 consecutive trading days following the date such warrants become eligible for exercise. The Series A Warrants and Series B Warrants also contain a beneficial ownership limitation of 4.99% which may be increased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

The Company determined the Series A and Series B Warrants should be classified as a liability as the warrants are redeemable for cash in the event of a fundamental transaction, as defined in the Senior Convertible Note, which includes a change in control. The Company has recorded a liability for the Series A Warrants and Series B Warrants at fair value on the issuance date with subsequent changes in fair value reflected in earnings. At June 30, 2021, the Company determined the total fair value of the Series A Warrants and Series B Warrants to be $23,500,000, with a fair value of $13,600,000 determined for the Series A Warrants and a fair value of $9,900,000 determined for the Series B Warrants. At June 30, 2022, the Company determined the total fair value of the Series A Warrants and Series B Warrants to be $122,730 with a fair value of $117,340 determined for the Series A Warrants and a fair value of $5,390 determined for the Series B Warrants. The change in fair value of the Series A Warrants and Series B Warrants liability recorded in the consolidated statements of operations for the year ended June 30, 2022 and 2021 were a decrease of $23,377,270 and an increase of $1,549,924, respectively. See Note 18 for additional disclosures related to the change in the fair value of the warrant liabilities.

The proceeds from the issuance of the Old Senior Convertible Note were allocated to the Series A Warrants and Series B Warrants using the with-and-without method. Under this method, the Company first allocated the proceeds from the issuance of the Old Senior Convertible Note to the Series A Warrants and Series B Warrants based on their initial fair value measurement, and then allocated the remaining proceeds to the Old Senior Convertible Note. The debt discount on the Old Senior Convertible Note was being amortized over its term of two years. The Company accelerated the amortization of the debt discount on the Old Senior Convertible Note during the second quarter resulting in the Company recording of a loss on extinguishment of $22,628,805 for the year ended June 30, 2022, as further described above. Prior to accelerating the amortization of debt discount in the second quarter, the Company recorded the remaining amortization of the debt discount of $2,262,112 as interest expense on the consolidated statement of operations for the year ended June 30, 2022.

Components of Long-Term Debt, including Senior Convertible Note

The components of the Company’s long-term debt including the Senior Convertible Note on the consolidated balance sheets follows:

	June 30, 2022	June 30, 2021
Current portion of notes payable and long-term debt including the senior convertible note	$35,139,538	$223,217
Notes payable and long-term debt including the senior convertible note	-	6,523,804
Total	35,139,538	6,747,021

F-43

Note 13 – Commitments and contingencies

Commitments

On October 1, 2019, the Company entered into a sponsorship agreement with an eSports team (the “Team”) to obtain certain sponsorship-related rights and benefits that include the ability to access commercial opportunities. The Company had agreed to initially pay the Team $516,000 in cash and $230,000 in Common Stock during the period from October 1, 2019 to June 30, 2022. On August 6, 2020, the Company entered into an amended and restated sponsorship agreement (the “Amended Sponsorship Agreement”) with the Team that included cash payments totaling $2,545,000 and the issuance of Common Stock totaling $825,000 for the term of the agreement ending January 31, 2023. On December 31, 2021, the Amended Sponsorship Agreement terminated, and no cash or Common Stock was paid subsequently during the six months ended June 30, 2022. For the year ended June 30, 2022, the Company recorded $444,304 in sales and marketing expense related to the Team sponsorship. There were no outstanding amounts payable to the Team as of June 30, 2022.

On August 17, 2020, the Company entered into an agreement with Bally’s Corporation, an operator of various online gaming and wagering services in the state of New Jersey, USA, to assist the Company in its entrance into the sports wagering market in New Jersey under the State Gaming Law. The commencement date of the arrangement with Bally’s was March 31, 2021. The Company paid $1,550,000 and issued 500 shares of Common Stock in connection with the commencement of the arrangement. The Bally’s agreement extends for 10 years from July 1, 2021, the date of commencement, requiring the Company to pay $1,250,000 and issue 100 shares of Common Stock on each annual anniversary date. As of June 30, 2022, the future annual commitments by the Company under this agreement are estimated at $1,250,000 and 100 shares of Common Stock payable each year through the year ended June 30, 2030. During the year ended June 30, 2022 and 2021, the Company has recorded $1,358,168 and $357,167, respectively, in sales and marketing expense for its arrangement with Bally’s Corporation. There were no outstanding amounts payable to Bally’s Corporation as of June 30, 2022 or June 30, 2021.

The Company has signed a subscription and operating agreement with Game Fund Partners LLC to support the development of a planned $300,000,000 game fund. Under the agreements, the Company will initially invest approximately $2,000,000 of Company shares into 20% of the general partnership of the fund, and the Company will become part of the management and investment committee that manages an investment fund focused on joint projects and investment vehicles to fuel growth in the areas of gaming, data, blockchain, online gaming, and joint casino hotel investments. The Company has agreed to contribute 1,000 shares to the fund during the period in which the fund receives total capital commitments of $100,000,000. The Company has agreed to contribute an additional 1,000 shares to the fund during the period in which the fund reaches total capital commitments of $200,000,000. As of June 30, 2022, the Company has not contributed any shares of its Common Stock to the fund.

In the ordinary course of business, the Company enters into multi-year agreements to purchase sponsorships with professional teams as part of its marketing efforts to expand competitive esports gaming. As of June 30, 2022, the commitments under these agreements are estimated at $2,319,014 for the year ended June 30, 2023, $1,363,797 for the year ended June 30, 2024, $494,980 for year ended June 30, 2025, and $290,663 for the year ended June 30, 2026.

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Contingencies

On January 6, 2023, Mr. Johnson, filed a lawsuit in the United States District Court for the Southern District of New York against the Company. The claim alleges breach by the Company of Mr. Johnson’s employment agreement when it terminated him for “Cause” as defined in the agreement on December 3, 2022. Mr. Johnson seeks in excess of $1.0 million as well as 2,000 shares of our common stock, plus attorney’s fees. On February 28, 2023, Mr. Johnson filed an amended complaint to amend his original claim and to add an alleged defamation claim. On March 14, 2023, the Company filed its Pre-Motion Letter requesting that the claim be dismissed and on March 15, 2023 Mr. Johnson filed a letter to the Court requesting that the claim not be dismissed. The Company believes the claims are without merit and intends to defend against the claims vigorously. The case is captioned Grant Johnson v. Esports Entertainment Group, Inc. 1:22-cv-10861 (SDNY).

During October 2022, the Company entered into an amendment to the Bethard SPA where it agreed to pay €6,535,753 (equivalent to $7,010,732 using exchange rates at December 31, 2022) through installments equal to 12% of net gaming revenue until the Company has paid the balance or the Company spends €13,120,000 in marketing costs (equivalent to $14,073,483 using exchange rates at December 31, 2022). Due to this amendment, as of December 31, 2022 and June 30, 2022 the Company has estimated the present value of the amount owed to be $6,192,912 and $3,328,361, respectively.

Since the acquisition of the Argyll UK EEG iGaming business on July 31, 2020, the Company has responded to periodic requests for information from the UK Gambling Commission (the “UKGC”) in relation to information required to maintain its UK license following the change of corporate control. There have been no adverse judgments imposed by the UKGC against the Company. On November 10, 2022, the Company determined that it would close down its licensed remote gambling operation in the UK market. On November 15, 2022, as part of the winding down of the Argyll UK iGaming operations, players were informed that they would no longer be able to place bets from November 30, 2022 and that they could withdraw their balances through December 7, 2022. On December 8, 2022 Argyll UK surrendered its UK license and the surrender was confirmed by the UKGC on December 9, 2022. Between December 7, 2022 and December 14, 2022 Argyll UK attempted to refund customer accounts that still had remaining balances. On March 3, 2023, the Company’s Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Entertainment had net liabilities of approximately $1,640,000 as of December 31, 2022. The Company fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK during year ended June 30, 2022 (see Note 21).

On January 1, 2022, amendments to the Finnish Lotteries Act came into effect, further restricting marketing opportunities and enhancing the enforcement powers of the Finnish regulator. Prior to these amendments coming into effect, in the fiscal quarter ended December 31, 2021, the Company has received communications from the Finnish regulator requesting clarification on its marketing and gaming practices related to its Finnish EEG iGaming operations. The Company responded to the initial communication in third quarter of fiscal year 2022 and received a second request for further clarification. On November 28, 2022, the Company provided its response, further addressing its business and marketing operations in Finland. Further powers allowing the Finnish regulator to require blocking by payment service providers of overseas operators who are targeting their marketing activities towards Finnish customers are also due to come into effect in 2023. Operations in Finland run under the MGA license on the Lucky Dino in-house built iDefix casino-platform. On January 5, 2023, the Company received a communication that the Finnish regulator was satisfied with the Company’s response and no adverse judgments were imposed by the Finnish regulator against the Company.

The Company at times may be involved in pending or threatened litigation relating to claims arising from its operations in the normal course of business. Some of these proceedings may result in fines, penalties, judgments or costs being assessed against the Company at some future time.

In determining the appropriate level of specific liabilities, if any, the Company considers a case-by-case evaluation of the underlying data and updates the Company’s evaluation as further information becomes known. Specific liabilities are provided for loss contingencies to the extent the Company concludes that a loss is both probable and estimable. The Company did not have any liabilities recorded as of June 30, 2022. However, the results of litigation are inherently unpredictable, and the possibility exists that the ultimate resolution of one or more of these matters could result in a material effect on the Company’s financial position, results of operations or liquidity.

In September 2018, Boustead Securities, LLC (“Boustead”) notified the Company of a claim that it was owed $192,664, as well as warrants to purchase 1,417,909 shares of the Company’s Common Stock as compensation for Boustead acting as the placement agent for the sale of the Company’s securities between June 2017 and 2018. This matter was brought to arbitration on December 7, 2020. On February 3, 2021, the arbitration awarded Boustead $289,874 in damages and allowable costs (excluding attorneys’ fees) with interest accruing approximately $21 per day. At June 30, 2021, the Company had recorded a liability for the amount awarded in arbitration in accounts payable and accrued expenses in the consolidated balance sheet. The Company paid $294,051 to settle the arbitration award, inclusive of accrued interest, on August 24, 2021.

On August 3, 2020, Tangiers Global, LLC (“Tangiers”) filed a lawsuit against the Company alleging that it had breached its obligations related to an 8% convertible promissory note dated June 3, 2016 and common stock purchase warrants of the same date. On April 30, 2021, a Settlement Agreement was entered into with Tangiers for an undisclosed amount. The Company has settled and paid the liability and the amount of the settlement was not material to the consolidated financial statements of the Company.

Other than discussed above, the Company is currently not involved in any other litigation that it believes could have a material adverse effect on the Company’s financial condition or results of operations.

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Note 14 – Revenue and Geographic Information

The Company is a provider of iGaming, traditional sports betting and esports services that commenced revenue generating operations during the year ended June 30, 2021 with the acquisitions of Argyll, FLIP, EGL, Lucky Dino, GGC and Helix. The Company acquired Bethard in July 2021 adding to its revenue generating operations. The revenues and long-lived assets of Argyll, EGL Lucky Dino and Bethard have been identified as the international operations as they principally service customers in Europe, inclusive of the United Kingdom. The revenues and long-lived assets of FLIP, GGC and Helix (until June 10, 2022 when the Helix Game Centers were disposed) principally service customers in the United States.

A disaggregation of revenue by type of service for the year ended June 30, 2022 and 2021 is as follows:

	Year ended June 30,
	2022	2021
Online betting and casino revenues	$53,104,795	$16,231,028
Esports and other revenues	5,246,855	552,886
Total	$58,351,650	$16,783,914

A summary of revenue by geography follows for the year ended June 30, 2022 and 2021 is as follows:

	June 30, 2022	June 30, 2021
United States	$4,799,084	$671,519
International	53,552,566	16,112,395
Total	$58,351,650	$16,783,914

A summary of long-lived assets by geography as at June 30, 2022 and 2021 follows:

	June 30, 2022	June 30, 2021
United States	$8,271,360	$48,081,926
International	46,620,831	41,942,870
Total	$54,892,191	$90,024,796

F-46

Note 15 – 10% Series A Cumulative Redeemable Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock. On November 10, 2021, the Company designated 1,725,000 shares of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock (“10% Series A Cumulative Redeemable Convertible Preferred Stock”), with a par value of $0.001 per share and liquidation value of $11.00. On November 11, 2021, the Company announced that it priced an underwritten public offering of preferred stock as 10% Series A Cumulative Redeemable Convertible Preferred Stock in the first series issuance of preferred stock, of which 800,000 shares were issued at $10 a share on November 16, 2021 for total gross proceeds of $8,000,000, before deducting underwriting discounts and other estimated offering expenses. Net proceeds from the sale, after deducting issuance costs totaled $7,265,000.

In addition, under the terms of the underwriting agreement for the public offering of the 10% Series A Cumulative Redeemable Convertible Preferred Stock, the Company granted the underwriters a 45-day option to purchase up to an additional 120,000 shares. On December 10, 2021, there was a partial exercise to purchase 35,950 shares. Net proceeds from the additional sale, after deducting issuance costs, totaled $334,335.

Conversion

Each share of 10% Series A Cumulative Redeemable Convertible Preferred Stock is convertible into one share of the Company’s Common Stock at a conversion price of $17.50 per common share. Subject to earlier conversion or redemption, the 10% Series A Cumulative Redeemable Convertible Preferred Stock matures five years from issuance, or November 15, 2026, at which point the Company must redeem the shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock in cash.

Dividends

Dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock accrue daily and are cumulative from the date of issuance. The dividends on the 10% Series A Cumulative Redeemable Convertible Preferred Stock are payable monthly in arrears on the last day of each calendar month, when, as and if declared by the Company’s Board of Directors, at the rate of 10.0% per annum. In the event the dividends are not paid in cash, the dividends shall continue to accrue at a dividend rate of 10.0%.

Redemption and Liquidation

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is also redeemable, at the option of the Board of Directors, in whole or in part, at any time on or after January 1, 2023.

The 10% Series A Cumulative Redeemable Convertible Preferred Stock includes a change of control put option which allows the holders of the 10% Series A Cumulative Redeemable Convertible Preferred Stock to require the Company to repurchase such holders’ shares in cash in an amount equal to the initial purchase price plus accrued dividends.

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is contingently redeemable upon certain deemed liquidation events, such as a change in control. Because a deemed liquidation event could constitute a redemption event outside of the Company’s control, all shares of preferred stock have been presented outside of permanent equity in mezzanine equity on the consolidated balance sheets. The instrument is initially recognized at fair value net of issuance costs. The Company reassesses whether the 10% Series A Cumulative Redeemable Convertible Preferred Stock is currently redeemable, or probable to become redeemable in the future, as of each reporting date. If the instrument meets either of these criteria, the Company will accrete the carrying value to the redemption value. The 10% Series A Cumulative Redeemable Convertible Preferred Stock has not been adjusted to its redemption amount as of June 30, 2022 because a deemed liquidation event is not considered probable.

F-47

The 10% Series A Cumulative Redeemable Convertible Preferred Stock is not mandatorily redeemable, but rather is only contingently redeemable, and given that the redemption events are not certain to occur, the shares have not been accounted for as a liability. As the 10% Series A Cumulative Redeemable Convertible Preferred Stock is contingently redeemable on events outside of the control of the Company, all shares of 10% Series A Cumulative Redeemable Convertible Preferred Stock have been presented outside of permanent equity in mezzanine equity on the consolidated balance sheets.

Voting Rights

The holders of the 10% Series A Cumulative Redeemable Convertible Preferred Stock will not have any voting rights, except whenever dividends on any share of any series of preferred stock (“Applicable Preferred Stock”) have not been paid in an aggregate amount equal to four monthly dividends on the shares, the holders of the Applicable Preferred Stock will have the exclusive and special right, voting separately as a class and without regard to series, to elect at an annual meeting of shareholders or special meeting held in place of it one member of the Board of Directors, until all arrearages in dividends and dividends in full for the current monthly period have been paid.

Note 16 – Equity

Common Stock

The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock at a par value of $0.001 per share.

Dividend Rights

Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Company’s Common Stock may receive dividends out of funds legally available if the Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board of Directors may determine. The Company has not paid any dividends on the Company’s Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each holder of the Common Stock is entitled to one vote for each share of Common Stock held by such stockholder.

No Preemptive or Similar Rights

The Company’s Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

The following is a summary of Common Stock issuances for the year ended June 30, 2022:

●	During the year ended June 30, 2022, as part of the March 2022 Offering, the Company sold 150,000 units at $100.00, consisting of one share of Common Stock and one warrant with an exercise price of $100.00, for gross proceeds of $15,020,925. The Company recorded the issuance of these shares at a fair value of $3,449,925 comprised of $13,625,925 of cash received from the offering equal to the gross proceeds, net of $1,395,000 issuance costs, and net of the fair value of the March 2022 Warrant liability of $9,553,500 and the April 2022 Overallotment Warrants liability of $607,500, respectively, calculated on issuance. The proceeds from the offering were designated for general working capital and to pay to the Holder of the Senior Convertible Note an amount equal to 30% of the gross proceeds to be applied as a reduction of principal (see Note 12). At June 30, 2022 the Company has not remitted payment to the Holder and principal remains at $35,000,000.

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●	During the year ended June 30, 2022, the Company issued 3,325 shares of Common Stock for services with a weighted average fair value of $224.84 per share or $748,149 in the aggregate.

●	During the year ended June 30, 2022, the Company issued 140 shares of Common Stock from the exercise of stock options with a weighted average exercise price of $481.95 per share or $67,479 in the aggregate.

●	During the year ended June 30, 2022, the Company issued 11,658 shares of Common Stock, with aggregate proceeds of $4,005,267, or $3,885,109 net of issuance costs, and a weighted average exercise price of $343.56, under its ATM program (see below).

●	During the year ended June 30, 2022, the holder of the Senior Convertible Note converted an aggregate conversion value of $10,652,648 into 25,145 shares of Common Stock, with a weighted average conversion price of $423.57.

The following is a summary of Common Stock issuances for the year ended June 30, 2021:

●	On February 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors resulting in the raise of $30,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 20,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share at a price of $1,500.00 per Share. The offering was consummated on February 16, 2021, at which time the Company received net proceeds of $27,340,000.

●	On July 31, 2020, the Company issued 6,500 shares of Common Stock as a component of the purchase consideration for Argyll. The Company recorded the issuance of these shares at fair value in the amount of $3,802,500. During the year ended June 30, 2021, the Company also issued 10,000 shares of Common Stock in connection with the exercise of warrants that were included as a component of the purchase consideration paid for Argyll. The warrants entitled the holder to purchase one share of Common Stock at $800.00 per share. The Company recorded the issuance of these shares at the settlement date fair value of $15,480,000 comprised of $8,000,000 of cash received from the exercise, and non-cash settlement of the warrant liability totaling $7,480,000. The warrant liability established on the date of acquisition of Argyll was $2,750,076 and subsequently increased to the settlement date fair value by recording a charge of $4,729,924 in the statement of operations for the year ended June 30, 2021. Refer to discussion of the Argyll acquisition at Note 3.

●	During the year ended June 30, 2021, the Company issued a total of 1,876 shares of Common Stock as a component of the purchase consideration for FLIP, inclusive of share consideration paid to settle a portion of the purchase consideration that was recorded as a contingent consideration liability. The Company recorded the issuances of these shares at a total fair value of $2,217,621, which includes the initial issuance of 938 shares of Common Stock at a fair value of $411,817 on September 3, 2020, and the subsequent issuance of 938 shares of Common Stock on March 3, 2021 at a fair value of $1,805,804 in settlement of contingent purchase consideration. Refer to discussion of the FLIP acquisition at Note 3.

●	On January 21, 2021, the Company issued 2,925 shares of Common Stock as a component of the purchase consideration for EGL. The Company recorded the issuance of these shares at fair value in the amount of $2,193,833. On May 21, 2021, the Company issued an additional 631 shares of Common Stock with a fair value of $597,650 to settle contingent holdback purchase consideration for the EGL acquisition. Refer to discussion of the EGL acquisition at Note 3.

●	On June 1, 2021, the Company issued 8,302 shares of Common Stock with a fair value of $9,273,211 in connection with the acquisition of GGC.

●	On June 1, 2021, the Company issued 5,283 shares of Common Stock with a fair value of $5,901,133 in connection with the acquisition of Helix Holdings, LLC.

●	During the year ended June 30, 2021, the Company issued 55,032 shares of Common Stock for the exercise of warrants with a weighted average exercise price of $485.86 per share or $26,737,849 in the aggregate. The warrants issued for shares of Common Stock in the statement of stockholders’ equity (deficit) also includes the cash received of $8,000,000 from the exercise of warrants issued in the acquisition of Argyll, and the non-cash settlement of the related warrant liability of $7,480,000, discussed above. The Company recorded issuance costs of $197,627 related to the issuance of warrants during the year ended June 30, 2021.

F-49

●	During the year ended June 30, 2021, the Company issued 53 shares of Common Stock from the exercise of stock options with a weighted average exercise price of $836.99 per share or $44,637 in the aggregate.

●	During the year ended June 30, 2021, the Company issued 6,027 shares of its Common Stock for services rendered with a weighted average fair value of $4,024,746 per share or $667.79 in the aggregate.

At-the Market Equity Offering Program

On September 3, 2021, the Company entered “at the market” equity offering program to sell up to an aggregate of $20,000,000 of Common Stock. The shares are being issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-252370) and the Company filed a prospectus supplement, dated September 3, 2021 with the SEC in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement with the broker. There were 11,658 shares sold under the ATM during the year ended June 30, 2022 for gross proceeds of $4,005,267. The agreement between the Company and Maxim Group LLC governing the ATM expired on September 3, 2022. At this time, the Company does not plan on signing a new ATM agreement.

Common Stock Warrants

On March 2, 2022, the Company closed the March 2022 Offering, in which it sold 150,000 units at $100.00 consisting of one share of Common Stock and one March 2022 Warrant exercisable at any time after issuance for one share of Common Stock of the Company for a total of 150,000 March 2022 Warrants at an exercise price of $100.00. On April 1, 2022 the underwriters of the March 2022 Offering exercised the over-allotment option to purchase 22,500 additional March 2022 Warrants to purchase shares at a price of $1.00 per warrant. The Company received net proceeds of $20,925. There were no March 2022 Warrants or April 2022 Overallotment Warrants exercised during the year ended June 30, 2022 and all March 2022 Warrants and April 2022 Overallotment Warrants were outstanding as of June 30, 2022.

On July 31, 2020, the Company issued 10,000 warrants in connection with its acquisition of Argyll with an exercise price of $800.00. These warrants were exercised during the year ended June 30, 2021. On June 2, 2021, the Company also issued 20,000 Series A Warrants and 20,000 Series B Warrants with an exercise price of $1,750.00 per share to the Holder of the Senior Convertible Note. There were no Series A Warrants exercised during the year ended June 30, 2022. The Series B Warrants may not be exercised until there is a redemption of principal under the Senior Convertible Note. The Series B Warrants were not exercisable at June 30, 2022.

On April 16, 2020, the Company closed an offering, (the “April 2020 Offering”), in which it sold 19,800 units consisting of one share of Common Stock and one Unit A Warrant and one Unit B Warrant, for a total of 39,600 warrants, with each warrant entitling the holder to purchase one share of Common Stock priced at $425.00 per share. The Company issued an additional 2,094 Unit A Warrants and 2,094 additional Unit B Warrants to the underwriter pursuant to an over-allotment option each entitling the holder to purchase one share of Common Stock at $1.00 per share. There were 11,367 of Unit A Warrants outstanding on June 30, 2022. The Unit B Warrants expired one year from the date of issuance on April 19, 2021 and there were no Unit B Warrants outstanding at June 30, 2022.

In connection with the April 2020 Offering the Company also issued 12,172 shares of Common Stock and 24,345 warrants (“Conversion Warrants”) to purchase one share of Common Stock at $425.00 per share upon the conversion of $4,138,585 of the Company’s convertible debt and accrued interest. There were 406 Unit A Conversion Warrants outstanding at June 30, 2022. The Unit B Conversion Warrants have been fully exercised for shares of Common Stock.

F-50

A summary of the warrant activity follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)	Intrinsic Value
Outstanding, July 1, 2020	52,646	$428.00	0.86	$14,654,296
Issued	56,037	1,437.89
Exercised	(55,032)	487.63
Forfeited or cancelled	(145)	425.00
Outstanding, June 30, 2021	53,506	1,418.98	3.14	8,743,588
Issued	172,500	100.00
Exercised	—	—
Forfeited or cancelled	—	—
Outstanding June 30, 2022	226,006	412.26	4.07	—

Common Stock Options

On September 10, 2020, the Company’s Board of Directors adopted the 2020 Equity and Incentive Plan (the “2020 Plan”) that provides for the issuance of incentive and non-qualified stock options, restricted stock, restricted stock units and stock appreciation rights to officers, employees, directors, consultants, and other key persons. Under the 2020 Plan, the maximum number of shares of Common Stock authorized for issuance was 15,000 shares. Each year on January 1, for a period of up to nine years, the maximum number of shares authorized for issuance under the 2020 Plan is automatically increased by 2,340 shares. At June 30, 2022, there was a maximum of 19,679 shares of Common Stock authorized for issuance under the 2020 Plan. There were no additional equity awards eligible for issuance from the 2017 Stock Incentive Plan that had been adopted by the Company on August 1, 2017. The outstanding stock options granted under the 2017 Stock Incentive Plan were transferred to the 2020 Plan. As of June 30, 2022, there were 8,574 shares of Common Stock available for future issuance under the 2020 Plan.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, June 30, 2020	519	$1,050.00
Granted	4,364	496.27
Exercised	(53)	836.99
Cancelled	(83)	409.00
Outstanding, June 30, 2021	4,747	549.29
Granted	11,202	671.00
Exercised	(140)	482.00
Cancelled	(4,704)	653.64
Outstanding, June 30, 2022	11,105	$628.71

As of June 30, 2022, the weighted average remaining life of the options outstanding was 4.10 years. There are 10,694 options exercisable at June 30, 2022, with a weighted average exercise price of $627.09.

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Stock Based Compensation

During the year ended June 30, 2022 and 2021, the Company recorded stock-based compensation expense of $5,165,653 and $4,129,726, respectively, for the amortization of stock options and the issuance of Common Stock to employees and contractors for services which has been recorded as general and administrative expense in the consolidated statements of operations.

The Company had previously recognized stock-based compensation expense of $927,855 during its year ended June 30, 2020 related to the issuance of 1,175 shares of Common Stock for services rendered, comprised of 13 shares granted to management, 170 shares granted to employees, and 992 shares granted to consultants. At June 30, 2020, the Company recorded the fair value of these shares issued as liabilities to be settled in stock. During the first quarter of the Company’s fiscal year ended June 30, 2021, the Company settled the balance of the liabilities to be settled in stock through the issuance of Common Stock in a non-cash transaction.

As of June 30, 2022, unamortized stock compensation for stock options was $1,074,485 with a weighted-average recognition period of 0.25 years. The options granted during the year ended June 30, 2022 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

Year ended June 30, 2022
Expected term, in years	2.81
Expected volatility	150.82%
Risk-free interest rate	0.45%
Dividend yield	—
Grant date fair value	$534.00

As of June 30, 2021, unamortized stock compensation for stock options was $598,105 with a weighted-average recognition period of 0.60 years. The options granted during the year ended June 30, 2021 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

Year ended June 30, 2021
Expected term, in years	2.76
Expected volatility	132.60%
Risk-free interest rate	0.32%
Dividend yield	—
Grant date fair value	$341.00

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Note 17 – Other Non-Operating Income (Loss), Net

Other non-operating income (loss), net, for the years ended June 30, 2022 and 2021 was as follows:

	June 30, 2022	June 30, 2021
Foreign exchange loss	$(149,573)	$(440,452)
Gain on sale of business	1,069,262	-
Other non-operating loss	(1,504,155)	(19,876)
Total	$(584,466)	$(460,328)

On June 10, 2022, the Company entered into and consummated the transaction contemplated by that certain asset purchase agreement by and between the Company and SCV CAPITAL, LLC (the “Buyer”) pursuant to which the Buyer agreed to acquire from the Company the Helix assets related to the Company’s ownership and operation of Helix Game Centers. The total purchase price for the Helix Game Centers was approximately $1,200,000, with the purchase price being primarily attributable to the Buyer’s assumption of certain liabilities related to the Helix Game Centers, including leases and sponsorship liabilities. The gain on sale of $1,069,262 was driven by the amounts of liabilities assumed by the Buyer. Other non-operating loss for the year ended June 30, 2022 includes the amount the Company agreed to pay the Holder of the Old Senior Convertible Note of $1,500,000 under the terms of a registration rights agreement (see Note 12).

Note 18 – Fair Value Measurements

The following financial instruments were measured at fair value on a recurring basis:

	June 30, 2022
	Total	Level 1	Level 2	Level 3
Contingent consideration (Note 3)	$3,328,361	$—	$—	$3,328,361
Liability for the March 2022 Warrants and April 2022 Overallotment Warrants (Note 12)	$2,070,000	$2,070,000	$—	$—
Liability for the Series A and Series B Warrants (Note 12)	$122,730	$—	$—	$122,730
Derivative liability on Senior Convertible Note (Note 12)	$9,399,620	$—	$—	$9,399,620

	June 30, 2021
	Total	Level 1	Level 2	Level 3
Liability for the Series A and Series B Warrants (Note 12)	$23,500,000	$—	$—	$23,500,000

F-53

A summary of the changes in Level 3 financial instruments for the years ended June 30, 2022 and 2021 is as follows:

	Warrant Liability	Contingent Consideration	Derivative liability on Senior Convertible Note
Balance at June 30, 2020	$—	$—	$—
Fair value of warrants issued for Argyll acquisition (“Argyll Warrant Liability”) (Note 3)	2,750,076	—	—
Revaluation of Argyll warrant liability for warrants issued in Argyll Acquisition (Note 16)	4,729,924	—	—
Settlement of Argyll warrant liability (Note 16)	(7,480,000)	—	—
Issuance of Series A and Series B warrants with Senior Convertible Note (Note 12)	26,680,000	—	—
Revaluation of Series A and Series B Warrants issued with Senior Convertible Note (Note 12)	(3,180,000)	—	—
Balance at June 30, 2021	23,500,000		—
Change in fair value of Series A and Series B Warrants issued with Senior Convertible Note (Note 12)	(23,377,270)	—	—
Fair value of contingent consideration for Bethard at acquisition (Note 3)	—	6,700,000	—
Payments of Bethard contingent consideration	—	(1,016,331)	—
Change in fair value of Bethard contingent consideration liability (Note 3)	—	(2,355,308)	—
Fair value of derivative liability on Senior Convertible Note (Note 12)	—	—	20,281,861
Change in the fair value of the derivative liability on Senior Convertible Note (Note 12)	—	—	(10,882,241)
Balance at June 30, 2022	$122,730	$3,328,361	$9,399,620

The Series A and Series B Warrants outstanding at June 30, 2022 were valued using a Monte Carlo valuation model with the following assumptions:

	June 30, 2022	June 30, 2021
Contractual term, in years	2.00 – 4.00	2.00 – 4.00
Expected volatility	125% – 133%	120% – 140%
Risk-free interest rate	2.75% – 2.98%	0.24% – 0.65%
Dividend yield	—	—
Conversion / exercise price	$1,750.00	$1,750.00

The value of the March 2022 Warrants issuance at March 2, 2022 were valued using a Monte Carlo valuation model with the following assumptions:

March 2, 2022
Contractual term, in years	5.00
Expected volatility	139%
Risk-free interest rate	1.74%
Dividend yield	—
Conversion / exercise price	$100.00

On issuance, the March 2022 Warrants were classified as a Level 3 instrument and were subsequently transferred out of Level 3 and classified as a Level 1, as subsequent valuations were based upon the market price of the warrants. On issuance, the April 2022 Overallotment Warrants were classified as Level 1 using the market price. At June 30, 2022 the March 2022 Warrants and the April 2022 Overallotment Warrants were valued using the market price.

F-54

The value of the derivative liability on the Senior Convertible Note at June 30, 2022 was valued using a nonperformance risk adjusted Monte Carlo valuation model with the following assumptions:

June 30, 2022
Contractual term, in years	0.92
Expected volatility	137.11%
De-leveraged volatility	62.88%
Risk-free interest rate	2.72%
Dividend yield	—
Conversion / exercise price	$218.32

The fair value of a derivative instrument in a liability position includes measures of the Company’s nonperformance risk. Significant changes in nonperformance risk used in the fair value measurement of the derivative liability may result in significant changes to the fair value measurement. The cash liability calculated under the terms of the New Note of approximately $180,000,000 is materially higher than the fair value of the derivative liability of $9,399,620 calculated at June 30, 2022. The calculated make-whole cash liability may differ materially from the amount the Company may be required to pay under the New Note. The Company has held non-binding discussions with the Holder to restructure its obligation under the New Note. However, there can be no guarantee that the Company will be able to reach an agreement to restructure the New Note.

The following is information relative to the Company’s derivative instruments in the consolidated balance sheets as of June 30, 2022 and 2021:

Derivatives Not Designated as Hedging Instruments	Balance Sheet Location	June 30, 2022	June 30, 2021
Derivative liability on Senior Convertible Note (Note 12)	Derivative liability	$9,399,620	$-

The effect of the derivative instruments on the consolidated statements of operations is as follows:

	Location of Gain or (Loss)	Amount of Gain (Loss) Recognized in Income on Derivatives
Derivatives Not Designated	Recognized in Income on	Year ended June 30,
as Hedging Instruments	Derivatives	2022	2021
Derivative liability on Senior Convertible Note (Note 12)	Change in fair value of derivative liability on Senior Convertible Note	$(10,882,241)	$-

F-55

Argyll Warrant Valuation

During the year ended June 30, 2021, the Company issued 10,000 warrants in connection with its acquisition of Argyll. Each warrant entitled the holder to purchase one share of Common Stock at exercise price of $800.00 per share. The Company initially estimated the fair value of the warrants issued to be $5,488,171 as of the Argyll acquisition date of July 31, 2020. At September 30, 2020, the Company estimated the fair value of these warrants to be $3,387,218, resulting in a gain on the change in fair value of warrant liability in the amount of $2,100,953. The Company valued the warrants using the Black-Scholes option pricing model with the following terms on July 31, 2020: (a) exercise price of $800.00, (b) volatility rate of 187.40%, (c) discount rate of 0.48%, (d) term of three years, and (e) dividend rate of 0%. The Company valued the warrant using the Black-Scholes option pricing model with the following terms on September 30, 2020: (a) exercise price of $800.00, (b) volatility rate of 183.25%, (c) discount rate of 0.28%, (d) term of 2 years and 10 months, and (e) dividend rate of 0%.

Subsequent to September 30, 2020, the holder of the warrants issued in the Argyll acquisition exercised the warrants resulting in the issuance of 10,000 shares of Common Stock by the Company. Prior to the exercises of the warrants, the Company recorded a measurement period adjustment to reduce the acquisition date fair value of the warrant liability by $2,738,095 using a Monte Carlo simulation. The issuance of the shares of Common Stock upon exercise of the warrants were recorded at their settlement date fair value of $15,480,000 comprised of $8,000,000 of cash received from the exercise, and non-cash settlement of the warrant liability totaling $7,480,000.

Assets Measured on a Nonrecurring Basis

Assets that are measured at fair value on a nonrecurring basis are remeasured when carrying value exceeds fair value. This includes the evaluation of long-lived assets, goodwill and other intangible assets for impairment. The Company’s estimates of fair value required it to use significant unobservable inputs, representative of Level 3 fair value measurements, including numerous assumptions with respect to future circumstances that might directly impact each of the relevant asset groups’ operations in the future and are therefore uncertain. The carrying value of the assets after any impairment approximates fair value.

The Company assesses the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the fair value of goodwill using the income approach. Inputs used to calculate the fair value based on the income approach primarily include estimated future cash flows, discounted at a rate that approximates the cost of capital of a market participant.

The Company uses undiscounted future cash flows of the asset or asset group for equipment and intangible assets. During the year ended June 30, 2022, the Company wrote down certain long-lived assets other than goodwill related to the same reporting unit to fair value. The Company estimated the fair value when conducting the long-lived asset impairment tests primarily using an income approach and used a variety of unobservable inputs and underlying assumptions consistent with those discussed above for purposes of the Company’s goodwill impairment test.

During the year ended June 30, 2022, the Company recognized asset impairment charges to the goodwill and long-lived assets of the iGaming Argyll (UK) reporting unit in the EEG iGaming segment, and EGL, GGC and Helix reporting units in the EEG Games segment (See Notes 6, 7 and 11).

Note 19 – Income Taxes

The income (loss) before income taxes follows:

	Fiscal 2022	Fiscal 2021
United States	$(87,679,037)	$(19,987,348)
International	(20,227,495)	(10,196,922)
Total loss before income taxes	$(107,906,532)	$(30,184,270)

The provision (benefit) from income taxes follows:

	Fiscal 2022	Fiscal 2021
Current:
Federal	$—	$300,000
State	—	—
Foreign	(2,581)	24,722
Total current	(2,581)	324,722
Deferred:
Federal	(5,671,861)	(4,136,258)
State	—	—
Foreign	—	—
Total deferred	(5,671,861)	(4,136,258)
Income tax provision (benefit)	$(5,674,442)	$(3,811,536)

During the year ended June 30, 2022, the Company recorded a deferred tax liability in connection with its acquisition of Bethard. This acquisition impacted the Company’s estimate of realizability of its deferred tax assets and resulted in a reduction of the Company’s valuation allowance of $5,671,861 during the year ended June 30, 2022. During the year ended June 30, 2021, the Company recorded a deferred tax liability in connection with its acquisitions of Argyll, EGL, Helix and ggCircuit. These acquisitions impacted the Company’s estimate of realizability of its deferred tax assets and resulted in a reduction to the valuation allowance of $4,136,258 during the year ended June 30, 2021.

F-56

The reconciliation of the expected tax expense (benefit) based on U.S. federal statutory rate of 21% with the actual expense follows:

	Fiscal 2022	Fiscal 2021
U.S. federal statutory rate	$(22,660,372)	$(6,338,697)
Change in valuation allowance	17,373,839	1,133,233
Foreign tax rate and other foreign tax	(1,171,464)	(150,274)
Extinguishment of senior convertible note	5,544,743	-
Non-deductible warrant revaluations	(6,608,337)	325,484
Non-deductible revaluation of contingent consideration	1,790,656	367,207
Acquisition costs	56,493	521,235
Other	—	330,276
Income tax provision (benefit)	$(5,674,442)	$(3,811,536)

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits Net Operating Liabilities (“NOLs”) carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but due to sustained losses, the NOL carryback provision of the CARES Act is not expected to yield a benefit to us.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	Fiscal 2022	Fiscal 2021
Assets:
Net operating losses	$29,509,842	$9,728,136
Nonqualified stock options	1,307,113	382,974
Depreciation and amortization	473,380	452,388
Other	26,265	26,264
Gross deferred tax assets	31,316,600	10,589,762
Deferred tax liabilities
Acquired intangible assets	(3,269,763)	(5,593,787)
Net deferred tax assets	28,046,837	4,995,975
Valuation allowance	(28,046,837)	(6,866,836)
Deferred tax liabilities, net	$—	$(1,870,861)

The Company had net deferred tax assets of $28,046,837 at June 30, 2022 for which there is a full valuation allowance. The Company determined that it would not be able to realize the remaining deferred tax assets in the future. The need to maintain a valuation allowance against the Company’s deferred tax assets may cause greater volatility to the Company’s effective tax rate.

At June 30, 2022, the Company had estimated federal net operating loss carry forwards of $95,096,045, which may be offset against future taxable income subject to limitation under IRC Section 382. At June 30, 2022, the Company had net operating loss carryforwards related to its foreign operations in Malta of $13,233,576 and the UK of $1,314,884 that do not expire, as well as net operating loss carryforwards related to its foreign operations in Switzerland of $24,985,656 that can be carried forward for 7 years. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits net operating loss carryovers and carrybacks to offset taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. Due to historical losses, the net operating loss carryback provision of the CARES Act is would not yield a material benefit to the Company. The Company determined that a full valuation allowance will be recorded against the net operating loss deferred tax assets.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of June 30, 2022 or June 30, 2021, respectively.

During the years ended June 30, 2022 and 2021, the Company recorded income tax benefits of $5,674,442 and $3,811,536, respectively, which is attributable primarily to non-recurring partial releases of the Company’s U.S. valuation allowance as a result of purchase price accounting. The Company regularly evaluates the realizability of its deferred tax assets and establishes a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized.

Note 20—Segment Information

During the fourth quarter of fiscal 2022, the Company evaluated its reportable segments and changed them to: EEG iGaming and EEG Games. This change reflects management’s organizational structure and financial information available to and evaluated regularly by the chief operating decision maker (“CODM”), who is the Company’s Chief Executive Officer.

As a result of the change in reportable segments described above, the Company has recast previously reported information to conform to the current management view for all prior periods presented. The changes to reportable segments had no impact to the Company’s consolidated financial statements.

The Company utilizes Adjusted EBITDA (as defined below) as its measure of segment profit or loss. The following table highlights the Company’s revenues and Adjusted EBITDA for each reportable segment and reconciles Adjusted EBITDA on a consolidated basis to net loss. Total capital expenditures for the Company were not material to the consolidated financial statements.

F-57

A measure of segment assets and liabilities has not been currently provided to the Company’s CODM and therefore is not shown below. The following tables present the Company’s segment information:

	For the year ended June 30,
	2022	2021
Revenues:
EEG iGaming segment	53,104,795	16,231,028
EEG Games segment	5,246,855	552,886

Total	58,351,650	16,783,914

Adjusted EBITDA
EEG iGaming segment	(7,526,205)	(6,740,890)
EEG Games segment	(4,915,549)	(454,467)
Other(1)	(12,960,209)	(7,475,738)
Total Adjusted EBITDA	(25,401,963)	(14,671,095)

Adjusted for:
Interest expense	(6,423,039)	(698,973)
Loss on conversion of senior convertible note	(5,999,662)	-
Loss on extinguishment of senior convertible note	(28,478,804)	-
Change in fair value of derivative liability	(10,882,241)	-
Change in fair value of warrant liability	31,468,270	(1,549,924)
Change in fair value of contingent consideration	2,355,308	(1,748,607)
Other non-operating income (loss), net	(584,466)	(460,328)
Income tax benefit (expense)	5,674,442	3,811,536
Depreciation and amortization	(12,026,581)	(3,416,252)
Asset impairment charges	(46,498,689)	-
Stock-based Compensation	(5,165,653)	(4,129,726)
Cost of acquisition	(269,012)	(3,509,365)
Net loss	(102,232,090)	(26,372,734)

(1) Other comprises of corporate and overhead costs.

(2) The Company has no intersegment revenues or costs and thus no eliminations required.

(3) The Company defines Adjusted EBITDA as earnings (loss) before, as applicable to the particular period, interest expense, net; income taxes; depreciation and amortization; stock-based compensation; cost of acquisition; asset impairment charges; loss on extinguishment of senior convertible note; loss on conversion of senior convertible note; change in fair value of derivative liability; change in fair value of warrant liability; change in fair value of contingent consideration; and other income (loss), and certain other non-recurring, non-cash or non-core items (included in table above).

F-58

Note 21 – Subsequent Events

September 2022 Financing

On September 15, 2022, the Company entered into a underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Joseph Gunnar & Co., LLC, as representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment public offering of (a) 300,000 shares of the Company’s Common Stock and (b) Warrants (“September 2022 Warrants”) to purchase up to 300,000 shares of Common Stock, at an exercise price of $25.00 per share, at an aggregate price of $25.00 per share and accompanying Warrant (the “September 2022 Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option an option to purchase up to an additional 45,000 of Common Stock (the “September 2022 Overallotment Common Stock”) and/or Warrants (the “September 2022 Overallotment Warrants”) (collectively, the “September 2022 Overallotment”). The closing of the offering took place on September 19, 2022.

The gross proceeds received from the sale of the shares of the Common Stock and September 2022 Warrants in the September 2022 Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and before any overallotment, was $7,500,000.

The underwriters exercised their option for 36,000 September Overallotment Warrants, at a purchase price of $1.00 per warrant, with an exercise price of $25.00 per warrant. Total proceeds from the September 2022 Overallotment Warrants was $36,000.

The Company remitted to the Holder of the Senior Convertible Note an amount of $2,265,928 equal to fifty percent (50%) of all net proceeds above $2,000,000 following the payment of 7% in offering fees including Underwriting discounts and commissions. In addition, as part of the September 2022 Offering, the Holder purchased $512,500 of securities (20,500 shares of Common Stock and 20,500 Warrants) and the Company paid the Holder an additional $512,500. The proceeds remitted to the Holder reduced the principal balance of the Senior Convertible Note on a dollar-for-dollar basis.

The net proceeds received by the Company, after deducting underwriting discounts and commissions and offering expenses payable by the Company and amounts remitted to the Holder was $4,080,990.

The shares of Common Stock and the September 2022 Warrants, including the 2022 Overallotment Warrants, sold by the Company have been registered pursuant to a registration statement on Form S-3 (File No. 333-252370), which the SEC declared effective on February 5, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on September 19, 2022.

The Company does not intend to list the September 2022 Warrants, including the 2022 Overallotment Warrants, sold in the offering on any securities exchange or other trading market.

On September 19, 2022, prior to the closing of the offering, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with VStock Transfer, LLC (“VStock”), to serve as the Company’s warrant agent for the September 2022 Warrants, including September 2022 Overallotment Warrants. Upon the closing of the offering. The September 2022 Warrants, including September 2022 Overallotment Warrants are exercisable upon issuance and expire five years from the date they first became exercisable.

F-59

Asset Impairment Charges

During the three months ended December 31, 2022, the Company’s initiated a process to evaluate the strategic options for the EEG iGaming business, including exploring a sale of EEG iGaming assets due to increasing regulatory burdens and competition. In December 2022, the Company closed down its licensed remote gambling operation in the UK market and on December 9, 2022 surrendered its UK license, as part of the winding down of the Argyll UK iGaming operations. Subsequent to the period end, the Company appointed a new CEO and a new interim CFO and on January 18, 2023 sold its EEG iGaming Spanish license. As part of these changes the Company has been focused on reducing costs in its businesses as it has seen the EEG iGaming revenues decline significantly from levels seen in the previous year and previous quarters. This and uncertainties caused by inflation and world stability were determined to be a triggering event and the long-lived assets of the Company were quantitatively tested for impairment. For the three and six months ended December 31, 2022, the Company recognized total goodwill asset impairment charges of $16,135,000 (unaudited), with asset impairment charges to the goodwill to the iGaming reporting unit of $14,500,000 (unaudited), which is part of the EEG iGaming segment, and to the goodwill of the GGC reporting unit of $1,635,000 (unaudited), which is part of the EEG Games segment. Further downturns in economic, regulatory and operating conditions could result in additional goodwill impairment in future periods.

Reverse Stock Split

On January 26, 2023, the Company’s shareholders approved the Reverse Stock Split and granted the Company’s board of directors discretionary authority to select the ratio for the Reverse Stock Split ranging from one-for-twenty (1-for-20) to one-for-one-hundred (1-for-100). Prior to effecting the Reverse Stock Split, the Company’s Board of directors selected the Reverse Stock Split ratio of one-for-one-hundred (1-for-100). On February 22, 2023, the Company completed the Reverse Stock Split (all references to shares of the Company’s common stock in the consolidated financial statements and related notes refer to the number of shares of common stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented). The Company’s board of directors approved the Reverse Stock Split with the objective of regaining compliance with the Nasdaq Stock Exchange’s $1.00 minimum bid price requirement. As a result of the Reverse Stock Split, every 100 shares of common stock issued and outstanding as of the effective date were automatically combined into one share of common stock. The Reverse Stock Split did not change the terms of the common stock. Outstanding warrants, equity-based awards and other outstanding equity rights were proportionately adjusted by dividing the shares of common stock underlying the securities by 100 and multiplying the exercise/conversion price, as the case may be, by 100. The Reverse Stock Split also applied to common stock issuable upon the conversion of the Company’s Senior Convertible Note dated February 22, 2022 (the “Senior Convertible Note”), with the Conversion Price, as defined in the Senior Convertible Note, being subject to adjustment under the terms of the Senior Convertible Note and the Amendment (as defined below). The Company’s 10% outstanding Series A Cumulative Redeemable Convertible Preferred Stock was not affected by the Reverse Stock Split.

On March 9, 2023, the Company received a letter from the Panel indicating that the Company has regained compliance with Nasdaq’s $1.00 minimum bid price.

Sale of Bethard Business and Amendment and Waiver to Senior Convertible Note

On February 24, 2023, (the “Closing Date”), the Company, pursuant to a stock purchase agreement (the “Purchase Agreement”) dated February 14, 2023 with Gameday Group PLC, a Malta company (“Purchaser”), completed the divestiture of Prozone Limited, a Malta company containing the online casino and sportsbook business, including the Bethard brand (the “Bethard Business”), that is licensed in Malta and Sweden (together, the sale of Prozone Limited with the Bethard Business herein referred to as the “Sale of the Bethard Business”). The purchase consideration was determined by the Company to be $8,090,965 comprised of cash received on the Closing date of €1,650,000 ($1,739,882 using exchange rates in effect on the Closing Date), holdback consideration, of €150,000 ($158,171 using exchange rates in effect on the Closing Date) and the Company’s settlement of its contingent consideration liability of €5,872,989 ($6,192,912 using exchange rates in effect on the Closing Date) that had originated from its acquisition of the Bethard Business on July 13, 2021. The Purchaser further assumed net working capital of the Bethard Business consisting primarily of accounts payable and accrued liabilities estimated to be €1,238,552 ($1,306,021 using exchange rates at the Closing Date).

On February 16, 2023, the Company entered into the Amendment with the Holder of the Senior Convertible Note as a condition to the closing of the sale of the Bethard Business. The Amendment required the Company to deposit 50% of the proceeds from the sale of the Bethard Business in a bank account in favor of the Holder. The Amendment also requires the Company to deposit 50% of the proceeds of any permitted future sale of assets or any subsequent debt or equity offer or sale (a “Securities Transaction”) and 100% of the proceeds of any additional indebtedness incurred in the future, into such bank account in favor of the Holder, or, at the option of the Holder, redeem amounts under the Senior Convertible Note using such proceeds.

The Amendment also modified the Senior Convertible Note to increase the principal balance by $2.95 million for additional interest and other amounts previously recorded by the Company as liabilities to the Holder, as well as for fees for the Amendment. The Amendment further provides for a voluntary reduction in the Conversion Price (as defined in the Senior Convertible Note) when, among other things, the Company issues or is deemed to issue common stock in a future registered offering at a price below the Conversion Price then in effect, to the lower issuance price in such offering, subject to certain exceptions. The Amendment also provides rights to the Holder to participate in future Securities Transactions for a period of two years from the later of the date of the Amendment and the date that no payment amounts due to the Holder remain outstanding.

F-60

Senior Convertible Note and Debt for Equity Conversions

As discussed in Note 12, on February 22, 2022, the Company exchanged the existing senior convertible note (the “Old Senior Convertible Note”) with a remaining principal of $29,150,001, with the Senior Convertible Note in the aggregate principal of $35,000,000. Subsequently, on September 19, 2022 as part of the Company’s September 2022 Offering of shares of common stock and warrants to purchase common stock, the Company remitted to the Holder an amount of $2,778,427 from the proceeds therefrom, reducing the Senior Convertible Note principal balance to $32,221,573. As part of the registered direct offering of 70,650 shares of common stock and pre-funded warrants to purchase 178,500 shares of common stock that we completed with the Holder on December 22, 2022 (the “December 2022 Registered Direct Offering”), the Company paid the Holder an amount equal to $1,073,343 for interest due and interest prepaid through February 28, 2023.

The Company has not maintained compliance with certain debt covenants and is currently in default under the terms of the Senior Convertible Note.

On January 27, 2023, the Company received the written consent of the Holder to lower the conversion price of the Senior Convertible Note to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of the Common Stock for a trading day during the five (5) consecutive trading day period ending, and including, the applicable date that the conversion price is lowered for purposes of a conversion (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events during such measuring period) until further written notice to the holder from the Company.

From January 27, 2023 through April 20, 2023, one day preceding this filing, we and the Holder of our Senior Convertible Note effected debt for equity exchanges under the Senior Convertible Note. Pursuant to the debt for equity exchanges, and after increasing the Senior Convertible Note by $2,950,010, for fees of $450,010 and converted accrued liabilities of $2,500,000 pursuant to the Amendment, the Holder exchanged $19,261,583 in aggregate principal amount of the Senior Convertible Note for an aggregate of 2,242,143 shares of our common stock, at conversion prices equal to 90% of the lowest VWAP (as defined in the Senior Convertible Note) of our common stock for a trading day during the five (5) consecutive trading day period ending, and including, the applicable date that the conversion price was lowered for purposes of a conversion, in accordance with Section 7(g) of the Senior Convertible Note (the “Exchanges”).

Following the Exchanges and the impact of the Amendment, our indebtedness pursuant to the Senior Convertible Note was reduced by $16,311,573, and $15,910,000 in aggregate principal amount of the Senior Convertible Note remained outstanding prior to the redemption of an additional $679,976 discussed below.

On April 19, 2023, the Company entered into an agreement with the Holder to convert the $15,230,024 into the Series C Convertible Preferred Stock. The material terms and provisions of the Series C Convertible Preferred Stock are described below.

The expected conversion of the Senior Convertible Note to the Series C Convertible Preferred Stock, that will occur concurrently with the closing of the potential offering that is part of the Company’s approved plan of compliance with the Nasdaq Listing Rules, will extinguish the Senior Convertible Note and the remaining related debt outstanding of $15,230,024 and will further eliminate the related derivative liability that had a fair value of $9,399,620 as of June 30, 2022 ($180,000,000 approximate cash liability, as of June 30, 2022, calculated under the terms of the Senior Convertible Note).

F-61

Series C Convertible Preferred Stock

On April 19, 2023, the Company entered into an agreement with the Holder (the “Note to Preferred Stock Exchange Agreement”) to convert the $15,230,024 in aggregate principal amount of the Senior Convertible Note outstanding into the new Series C Convertible Preferred Stock immediately after the closing of the Company’s next capital raise, as part of the Company’s approved plan of compliance with the Nasdaq Listing Rules.

Prior to the conversion into the new Series C Convertible Preferred Stock, the Company redeemed $679,976 of the $15,910,000 previously outstanding on the Senior Convertible Note following the Exchanges and the impact of the Amendment and conversions, using funds from the Sale of the Bethard Business deposited in a bank account in favor of the Holder. On April 19, 2023, using these funds, the Company paid $750,000 to the Holder to redeem the $679,976 and settle the related redemption premium of $51,450 and accrued interest of $168,574, with the additional $150,000 due immediately after the closing of this public offering. Any remaining funds from the Sale of the Bethard Business that were on deposit have been released to the Company.

The terms and provisions of the Series C Convertible Preferred Stock will be set forth in a Series C Convertible Preferred Stock Certificate of Designation (the “Series C Certificate of Designation”), to be filed and effective with the Secretary of State of the State of Nevada in connection with the closing of the Company’s next capital raise. The transactions contemplated by the Note to Preferred Stock Exchange Agreement and the Series C Certificate of Designation have been approved by our Board of Directors.

The exchange of the Senior Convertible Note into the Series C Convertible Preferred Stock, that is anticipated to occur immediately after the closing of the Company’s next capital raise, will extinguish the Senior Convertible Note and the related debt liability outstanding of $15,230,024 and will further eliminate the related derivative liability that had a fair value of $799,954 ($933,000,000 approximate cash liability, as of December 31, 2022, calculated under the terms of the Senior Convertible Note), as of December 31, 2022.

The Series C Certificate of Designations contemplates that the Series C Convertible Preferred Stock will be convertible into common stock (the “Conversion Shares”) at the option of the holder of Series C Convertible Preferred Stock at any time from time to time after the date of issuance thereof. The number of Conversion Shares issuable upon conversion of any share of Series C Convertible Preferred Stock shall be determined by dividing (x) the Conversion Amount (as defined below) of a share of Series C Convertible Preferred Stock by (y) the lower of (i) the Conversion Price (as defined below); and (ii) the Alternate Conversion Price (as defined below), subject to the Floor Price (as defined below). “Conversion Amount” shall mean, with respect to each share of Series C Convertible Preferred Stock, the sum of (A) $1,000 (such amount, subject to adjustment, the “Stated Value”) and (B) all declared and unpaid dividends with respect to such Stated Value and any other amounts owed under the Series C Certificate of Designations. “Conversion Price” shall mean 105% of the share price at which the common stock is offered in the Company’s next capital raise. “Alternate Conversion Price” shall mean with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period. “Floor Price” shall mean $0.44.

The Company shall not be allowed to effect the conversion of any of the Series C Convertible Preferred Stock held by the holder of Series C Convertible Preferred Stock, and such holder of Series C Convertible Preferred Stock shall not have the right to convert any of the Series C Convertible Preferred Stock held by such holder of Series C Convertible Preferred Stock pursuant to the terms and conditions of the Series C Certificate of Designations to the extent that after giving effect to such conversion, such holder of Series C Convertible Preferred Stock together with its affiliates and certain related parties collectively would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion.

Dividends on the Series C Convertible Preferred Stock will accrue daily at a rate equal to 8.0% per annum, increasing 0.50% each 135 day anniversary from the date of issuance and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with an optional conversion or upon any redemption hereunder (including, without limitation, upon any required payment upon any Bankruptcy Triggering Event).

The closing of the transactions contemplated by the Note to Preferred Stock Exchange Agreement is subject to the Company’s closing of the Company’s next capital raise, which is anticipated to allow it to demonstrate compliance with the minimum of $2,500,000 stockholders’ equity requirement outlined in the Nasdaq Listing Rules.

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Other Sales and Restructurings in the iGaming business

Sale of Spanish iGaming Operations

On January 18, 2023, the Company closed the transaction and sold its Spanish iGaming operations, including its Spanish iGaming license. The Company received approximately $1,200,000 in proceeds and $1,000,000 in cash from the return of a deposit held with the Spanish regulator. Sixty-five percent (65%) of the proceeds and cash received were remitted to the Holder as required.

Closure of Argyll and vie.gg

On November 10, 2022, the Company determined that it would close down its licensed remote gambling operation in the UK market. On November 15, 2022, as part of the winding down of the Argyll UK iGaming operations, players were informed that they would no longer be able to place bets from November 30, 2022 and that they could withdraw their balances through December 7, 2022. On December 8, 2022 Argyll UK surrendered its UK license and the surrender was confirmed by the UKGC on December 9, 2022. Between December 7, 2022 and December 14, 2022 Argyll UK attempted to refund customer accounts that still had remaining balances. On March 3, 2023, the Company’s Board determined that the Company’s wholly-owned subsidiary Argyll Entertainment, the Company’s Swiss entity that is part of Argyll UK, would be liquidated. The Swiss courts declared Argyll Entertainment bankrupt on March 27, 2023, at which point the Company lost control of Argyll Entertainment and, as a result, deconsolidated the entity. Argyll Entertainment had net liabilities of approximately $1,640,000 as of December 31, 2022. The Company fully impaired the goodwill, intangible assets and other long-lived assets of Argyll UK during year ended June 30, 2022.

On October 28, 2022, the Company determined that it would close down its vie.gg New Jersey operations and exit its transactional waiver from the New Jersey Division of Gaming Enforcement. The closure of our New Jersey operations is not expected to have a material adverse effect on the Company’s results of operations.

Leadership changes

Appointment of Alex Igelman as Chief Executive Officer

On December 22, 2022, the Board of the Company appointed Alex Igelman as CEO, effective January 3, 2023.

Appointment of Michael Villani as Interim Chief Financial Officer

Effective January 6, 2023, the Company announced the appointment of Michael Villani as the Interim Chief Financial Officer, in addition to his current role as the Financial Controller. Mr. Villani serves as the Company’s Principal Financial Officer.

Departure of John Brackens as Chief Technology Officer/Chief Information Officer

John Brackens, the Chief Technology Officer/Chief Information Officer, will be departing from the Company on May 14, 2023.

Termination of Grant Johnson as Chairman and Chief Executive Officer

On December 23, 2022, Grant Johnson resigned from the Board. Mr. Johnson resigned following his termination for cause, by the Board, from his position as Chairman and CEO of the Company, effective December 3, 2022. As a result, Mr. Johnson is no longer an officer or director of the Company.

On January 6, 2023, Mr. Johnson, filed a lawsuit in the United States District Court for the Southern District of New York against the Company. The claim alleges breach by the Company of Mr. Johnson’s employment agreement when it terminated him for “Cause” as defined in the agreement on December 3, 2022. Mr. Johnson seeks in excess of $1.0 million as well as 2,000 shares of our common stock, plus attorney’s fees.

On February 28, 2023, Mr. Johnson filed an amended complaint to amend his original claim and to add an alleged defamation claim. On March 14, 2023, the Company filed its Pre-Motion Letter requesting that the claim be dismissed and on March 15, 2023 Mr. Johnson filed a letter to the Court requesting that the claim not be dismissed.

The Company believes the claims are without merit and intends to defend against the claims vigorously. The case is captioned Grant Johnson v. Esports Entertainment Group, Inc. 1:22-cv-10861 (SDNY).

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